                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

                                      among

                              AMERICREDIT ML TRUST

                                       and

                      AMERICREDIT FINANCIAL SERVICES, INC.

                                       and

                       MERRILL LYNCH MORTGAGE CAPITAL INC.

                                       and

                         AMERICREDIT FUNDING CORP. VIII

                                       and

                                  BANK ONE, NA

                                       and

                                AMERICREDIT CORP.

                          DATED AS OF NOVEMBER 1, 2001


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                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION .........................................................    2

  1.1   Defined Terms ............................................................    2
  1.2   Headings .................................................................    2
  1.3   Number ...................................................................    3
  1.4   Currency .................................................................    3
  1.5   Accounting Principles ....................................................    3
  1.6   Per Annum Calculations ...................................................    3
  1.7   Schedules ................................................................    3

ARTICLE 2 CREDIT FACILITY ........................................................    4

  2.1   Credit Facility ..........................................................    4
  2.2   Use of Proceeds of Advances ..............................................    4
  2.3   Requests for Advances ....................................................    4
  2.4   Mandatory Repayment of Advances ..........................................    5
  2.5   Optional Repayment of Advances ...........................................    6
  2.6   Net Spread Deficiency ....................................................    7
  2.7   Concentration Event ......................................................    8
  2.8   Reserve Fund Deposit Amount ..............................................    8
  2.9   Note .....................................................................    8

ARTICLE 3 INTEREST; COMMITMENT FEE; NON-USAGE FEE AND HEDGE STRATEGY .............    9

  3.1   Interest on Advances .....................................................    9
  3.2   Interest on Overdue Principal, Interest and Other Amounts ................    9
  3.3   Commitment Fee ...........................................................    9
  3.4   Timing of Payments of Principal and Interest .............................   10
  3.5   Payments to Noteholders ..................................................   10
  3.6   Currency of Payment ......................................................   10
  3.7   Hedging Strategy .........................................................   10

ARTICLE 4 SECURITY ...............................................................   11

  4.1   Security .................................................................   11

ARTICLE 5 DISBURSEMENT CONDITIONS ................................................   12

  5.1   Conditions Precedent to First Advance ....................................   12
  5.2   Conditions Precedent to all Other Advances ...............................   14
  5.3   Waiver ...................................................................   15

ARTICLE 6 REPRESENTATIONS AND WARRANTIES .........................................   15

  6.1   Representations and Warranties of AmeriCredit, AFC and AmeriCredit Corp...   15
  6.1A  Representations and Warranties of the Borrower ...........................   18
  6.2   Survival of Representations and Warranties ...............................   20

ARTICLE 7 COVENANTS ..............................................................   20

  7.1   Affirmative Covenants of AmeriCredit and the Borrower ....................   20
  7.2   Affirmative Covenants of AmeriCredit, the Servicer and the Custodian .....   22
  7.3   Affirmative Covenants of AFC .............................................   25
  7.4   Negative Covenants of the Borrower .......................................   26
  7.5   Negative Covenants of AmeriCredit, the Servicer and the Custodian ........   28
  7.6   Negative Covenants of AFC ................................................   29

ARTICLE 8 DISTRIBUTIONS FROM COLLECTION ACCOUNT ..................................   30

  8.1   Distributions from Collection Account ....................................   30

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                                       ii-

    8.2   Lender's Recourse .........................................   32

ARTICLE 9 DEFAULT ...................................................   32

    9.1   Events of Default .........................................   32
    9.2   Acceleration and Termination of Rights ....................   36
    9.3   Remedies ..................................................   36
    9.4   Saving ....................................................   36
    9.5   Perform Obligations .......................................   37
    9.6   Third Parties .............................................   37
    9.7   Remedies Cumulative .......................................   37
    9.8   Set-Off or Compensation ...................................   37

ARTICLE 10 CHANGE OF CIRCUMSTANCES ..................................   38

   10.1   Change in Law .............................................   38
   10.2   Repayment of Ratable Portion ..............................   38
   10.3   Illegality ................................................   39

ARTICLE 11 SUCCESSORS AND ASSIGNS ...................................   39

   11.1   Successors and Assigns ....................................   39
   11.2   Participation .............................................   40

ARTICLE 12 THE PAYING AGENT .........................................   41

   12.1   Duties of the Paying Agent ................................   41
   12.2   Compensation and Indemnification of Paying Agent ..........   41
   12.3   Liability of the Paying Agent .............................   42
   12.4   Limitation on Liability of the Paying Agent and Others ....   43

ARTICLE 13 MISCELLANEOUS PROVISIONS..................................   43

   13.1   Capitalized Terms .........................................   43
   13.2   Severability ..............................................   43
   13.3   Amendment, Supplement or Waiver ...........................   44
   13.4   Governing Law .............................................   44
   13.5   This Agreement to Govern ..................................   44
   13.6   Permitted Encumbrances ....................................   44
   13.7   Expenses and Indemnity ....................................   44
   13.8   Manner of Payment and Taxes ...............................   46
   13.9   Third Party Beneficiary ...................................   46
   13.10  Notices ...................................................   46
   13.11  Borrower's Account ........................................   48
   13.12  Noteholders Account .......................................   48
   13.13  Time of the Essence .......................................   49
   13.14  Further Assurances ........................................   49
   13.15  Term of Agreement .........................................   49
   13.16  Payments on Business Day ..................................   49
   13.17  Counterparts and Facsimile ................................   49
   13.18  Entire Agreement ..........................................   50
   13.19  No Recourse ...............................................   50

   SCHEDULE A DEFINED TERMS .........................................    1

   SCHEDULE B DRAWDOWN NOTICE .......................................    1

   SCHEDULE C SCHEDULE OF ADDITIONAL CONTRACTS ......................    1

   SCHEDULE D REPAYMENT NOTICE ......................................    1

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                                      iii-


SCHEDULE E MONTHLY SERVICER REPORT ......................................   1

SCHEDULE F PERMISSIBLE CUMULATIVE NET LOSS RATIOS .......................   1

SCHEDULE G LITIGATION ...................................................   1

SCHEDULE H ORGANIZATIONAL CHART .........................................   1

SCHEDULE I BORROWING BASE CERTIFICATE ...................................   1

SCHEDULE J ELIGIBILITY CRITERIA .........................................   1

SCHEDULE K SUMMARY OF AGREED UPON PROCEDURES ............................   1

                                CREDIT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of November, 2001,

B E T W E E N:

               AMERICREDIT ML TRUST, a Delaware Business Trust organized pursuant to the laws of the State of Delaware

               (together with its successors and assigns, the "Borrower")

                                  - and -

               AMERICREDIT FINANCIAL SERVICES, INC., a corporation incorporated pursuant to the laws of the State of Delaware

               (whether in its individual capacity or in its capacity as originator/Seller "AmeriCredit", in its capacity as Custodian the "Custodian" or in its capacity as Servicer the "Servicer")

                                  - and -

               MERRILL LYNCH MORTGAGE CAPITAL INC., a corporation incorporated pursuant to the laws of the State of Delaware together with its successors and assigns, the "Noteholders")

                                  - and -

               AMERICREDIT FUNDING CORP. VIII, a corporation incorporated pursuant to the laws of the State of Delaware

               (together with its successors and assigns, "AFC")

                                   -and-

               BANK ONE, NA, a national banking association, as paying agent

               (together with its successors and assigns, the "Paying Agent")


                                      -and-

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                                       2-

                AMERICREDIT CORP., a corporation incorporated pursuant to the laws of the State of Texas

                (together with its successors and assigns, "AmeriCredit Corp.")

RECITALS:

A.   The Borrower wishes to borrow from the Noteholders;

B. The Noteholders wish to establish a credit facility in favor of the Borrower, upon and subject to the terms and conditions contained in this Agreement; and

C. Pursuant to the Master Receivables Purchase Agreement, dated as of November 1, 2001 (the "Master Receivables Purchase Agreement"), among the Borrower, AmeriCredit, AFC and the Secured Party, AmeriCredit and AFC have transferred to the Borrower all of their right, title and interest in and to, inter alia, the Financed Vehicles, the Contracts, the Receivables and Other Conveyed Property (as defined in the Master Receivables Purchase Agreement) and the income, payments and proceeds therefrom. Reference is made to the Security Agreement, dated November 1, 2001 (the "Security Agreement"), between the Borrower and the Secured Party, the Amended and Restated Trust Agreement, dated as of November 1, 2001 (the "Trust Agreement"), among AmeriCredit, AFC and the Trustee, under which the Borrower was created, and the other Credit Documents.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  Defined Terms

     In this Agreement, unless something in the subject matter or the context is inconsistent therewith, capitalized terms used and not otherwise defined herein shall have the respective meanings attributed to such terms in Schedule A.

1.2  Headings

     The division of this Agreement into Articles and Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

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                                       3-

1.3      Number

         Words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all genders, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa, and references to statutes or to agreements or other contractual instruments shall, unless otherwise provided, be deemed to include all present or future amendments, supplements, restatements or replacements thereof.

1.4      Currency

         Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in U.S. Dollars.

1.5      Accounting Principles

         Wherever in this Agreement reference is made to GAAP, such reference shall be deemed to be to GAAP, applicable (except as otherwise specifically provided) on a consolidated basis as of the date on which any calculation is made or required to be made in accordance with GAAP. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Credit Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein, be made in accordance with GAAP applied on a consistent basis.

1.6      Per Annum Calculations

         Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated using the nominal rate method, and not the effective rate method, of calculation and on the basis of a calendar year of 360 days. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement.

1.7      Schedules

         The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

                Schedule A    -     Defined Terms
                Schedule B    -     Drawdown Notice
                Schedule C    -     Schedule of Additional Contracts
                Schedule D    -     Repayment Notice
                Schedule E    -     Monthly Servicer Report
                Schedule F    -     Permissible Cumulative Net Loss Ratios
                Schedule G    -     Litigation
                Schedule H    -     Organizational Chart
                Schedule I    -     Borrowing Base Certificate
                Schedule J    -     Eligibility Criteria

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                                       4-

                 Schedule K - Summary of Agreed Upon Procedures

                                   ARTICLE 2
                                 CREDIT FACILITY

2.1   Credit Facility

      2.1.1 On the Closing Date, upon and subject to the terms and conditions of this Agreement, the Noteholders agree to provide a revolving credit facility (the "Credit Facility") for the use of the Borrower in a maximum principal amount equal to the Credit Facility Limit.

      2.1.2 Prior to the Maturity Date, the principal amount of any Advance that is repaid may be reborrowed from time to time, subject to the terms of this Agreement.

      2.1.3 The right of the Borrower to obtain any Advance hereunder shall be automatically terminated on the Maturity Date.

2.2   Use of Proceeds of Advances

      The Borrower shall use the proceeds of all Advances to finance, purchase or originate Contracts and related Receivables and for general business purposes.

2.3   Requests for Advances

      2.3.1 Subject to the prior satisfaction of all conditions precedent stipulated in this Agreement, the Noteholders will make the requested amount of an Advance available to the Borrower on the Drawdown Date, to the extent it does not result in all outstanding Advances on such day exceeding the Credit Facility Limit on such day, by depositing such amount into the Borrower's Account (or as the Borrower may otherwise direct to the Noteholders in writing from time to time). Each Advance shall be in a minimum amount of $2,000,000.

      2.3.2 The Borrower shall give the Noteholders and the Secured Party irrevocable written notice of any request for an Advance stating that there have been no changes to any of the documents delivered pursuant to Section 5.1 (a),
(b), (c), (d) and (e) hereof (a "Drawdown Notice"), in the form attached hereto as Schedule B (or as otherwise agreed to by the Noteholders in respect of the first Advance), on or prior to 12:00 noon (New York time) on the first Business Day prior to the Drawdown Date relating to such Advance (but not more than three Business Days prior to the Drawdown Date).

      2.3.3 Each Drawdown Notice shall be delivered to the Noteholders and the Secured Party in both written and electronic format and shall include a schedule (a "Schedule of Contracts"), in the form attached as Appendix A to Schedule B, identifying the Contracts and the related Receivables which relate to such Advance, which Schedule of Contracts shall be current as of close of business on the first Business Day prior to the date of the Drawdown Notice. The Borrower shall ensure that each Receivable identified on a Schedule of Contracts is an Eligible Receivable. The Borrower shall not identify any Contract or any Receivable in a Schedule of

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                                       5-

Contracts, if immediately prior to the date of the applicable Drawdown Notice, such Contract or such Receivable already formed part of the Collateral.

      2.3.4 The indebtedness of the Borrower resulting from Advances made by the Noteholders and any interest thereon shall be evidenced by records maintained by the Noteholders concerning such Advances. Such records of the Noteholders shall constitute, in the absence of manifest miscalculation or error, prima facie evidence of the indebtedness of the Borrower to the Noteholders and all details relating thereto. The failure of the Noteholders to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay amounts due hereunder to the Noteholders in accordance with this Agreement.

2.4   Mandatory Repayment of Advances

      2.4.1 On the Maturity Date, the Borrower shall repay to the Noteholders the aggregate principal amount of all outstanding Advances, together with (i) all accrued and unpaid interest with respect to such Advances and (ii) all other Obligations under or in connection with this Agreement.

      2.4.2 If, on any Payment Date, the aggregate principal amount of all Advances outstanding on such date exceeds the Receivables Borrowing Base on such date, the Borrower shall, on such date:

      (a)   repay to the Noteholders by depositing to the Noteholders Account:
            (i) an amount equal to the difference on such day between (A) the aggregate principal amount of all Advances outstanding, and (B) the Receivables Borrowing Base (such difference is referred to as the "Excess Advances"), together with (ii) all interest accrued and unpaid hereunder with respect to any Excess Advances (or the part thereof) that are repaid pursuant to this Section 2.4.2(a) to the extent that any such amount is not deposited to the Noteholders Account pursuant to Section 8.1(a) or 8.1(b), as applicable; or

      (b) provided that no Event of Default or Pending Event of Default has occurred and is then continuing, deliver to the Noteholders, in both written and electronic format, a schedule (a "Schedule of Additional Contracts"), in the form attached hereto as Schedule C, identifying additional Contracts and the related Receivables which
            (i) immediately prior to such date, did not form part of the Collateral, (ii) the Borrower wishes to include as Eligible Receivables forming part of the Collateral, and (iii) have an Aggregate Outstanding Balance on such date which, when multiplied by the Advance Rate, equals the Excess Advances.

      2.4.3 The Borrower represents, warrants and covenants that each Receivable identified in a Schedule of Additional Contracts is and shall be an Eligible Receivable.

      2.4.4 The Borrower shall on demand by the Noteholders indemnify the Noteholders for any loss or expense (including breakage costs) which the Noteholders incurs as a result of any repayment made by the Borrower pursuant to
Section 2.4.2(a) on any Business Day which is not a Payment Date.

                                       6-


2.5  Optional Repayment of Advances

     2.5.1 The Borrower shall have the right to repay, without penalty, all or a portion (but, except for the final repayment, in an amount not less than $500,000) of any outstanding Advance on any Payment Date, provided that upon not less than two (2) Business Days but not more than three (3) Business Days prior to the date of repayment the Borrower delivers irrevocable written notice, in the form attached hereto as Schedule D, in both written and electronic format (a "Repayment Notice"), to the Noteholders and the Secured Party. The Borrower shall have the additional right to repay, without penalty, all or a portion of any outstanding Advance on any Business Day which is not a Payment Date, provided that not less than five (5) Business Days prior to the date of such repayment, the Borrower delivers a Repayment Notice to the Noteholders and the Secured Party. The Borrower shall also have the right to repay all or a portion of any outstanding Advance on any Business Day which is not a Payment Date without five (5) Business Days written notice; provided that, on any such repayment date, the Borrower shall have delivered a Repayment Notice to the Noteholders and the Secured Party and the Borrower, shall on demand by the Noteholders, indemnify the Noteholders for any loss or expense (including breakage costs) which the Noteholders incur as a result of any such repayment made by the Borrower.

     2.5.2 Reserved.

     2.5.3 Provided that, on the date of any Repayment Notice, no Event of Default or Pending Event of Default has occurred and is then continuing:

     (a) the Borrower shall include as part of any Repayment Notice, a schedule (a "Schedule of Removed Contracts"), in the form attached as Appendix A to Schedule D, identifying the Contracts and the related Receivables that the Borrower wishes the Noteholders to release or cause to be released from the security interest granted to the Secured Party on the date of such repayment, which Schedule of Removed Contracts shall be current as of the close of business on the first Business Day prior to the date of the Repayment Notice; and

     (b) the Secured Party shall, promptly upon the Noteholders' receipt of the full amount of a repayment made by the Borrower contemplated in
          Section 2.5.4 and written direction from the Noteholders, execute and deliver to the Borrower a release agreement and a UCC-3 partial release (each in the form attached hereto as Schedule L) and the related Schedule of Removed Contracts in order to release from the security interest granted to the Secured Party, the Contracts, the related Receivables and the related Collateral identified therein; provided that such release will not result in the aggregate principal amount of all Advances outstanding on such day of repayment being greater than the Credit Facility Limit on such day.

     2.5.4 On the date of any repayment effected pursuant to this Section 2.5, the Borrower shall deposit to the Noteholders Account such repayment amount together with all interest accrued and unpaid with respect to the Advance (or the part thereof) that is then repaid by the

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                                       7-


Borrower to the extent that any such repayment amount or interest thereon is not deposited to the Noteholders Account pursuant to Section 8.1.

2.6  Net Spread Deficiency

     2.6.1 For any Monthly Period, the net spread (the "Net Spread") shall be an amount equal to the weighted average of (A) the weighted average APR of all Eligible Receivables then held as Collateral and not subject to a Hedge Agreement less the sum of (i) the Servicing Fee and (ii) the greater of (x) one-month LIBOR plus 1.25% and (y) the current 2.5 year swap yield plus 1.25% and (B) the weighted average APR of all Eligible Receivables then held as Collateral and subject to a Hedge Agreement less the sum of (i) the Servicing Fee and (ii) the related strike price under such Hedge Agreement plus 1.25%.

     2.6.2 A net spread deficiency (a "Net Spread Deficiency") shall occur if, as of the last day of any Monthly Period, the Net Spread shall be less than 8.25%. Following the determination of a Net Spread Deficiency, each Advance shall be calculated on the basis of an Advance Rate mutually agreed upon by the Noteholders and the Borrower. If a Net Spread Deficiency occurs and is continuing, the Noteholders shall be under no further obligation to make Advances unless such a new Advance Rate shall have been mutually agreed upon within five Business Days of the occurrence of such Net Spread Deficiency.

     2.6.3 On the sixth (6/th/) Business Day after the occurrence of a Net Spread Deficiency, the Borrower shall deliver a Borrowing Base Certificate to the Noteholders setting out the Borrowing Base (calculated on the basis of the mutually agreed upon Advance Rate pursuant to Section 2.6.2) and the Receivables Borrowing Base, each calculated as of the date of the occurrence of such Net Spread Deficiency; provided that if no mutually agreed upon Advance Rate is determined, then the Borrowing Base shall be calculated on the basis of the current Advance Rate.

     2.6.4 Following the occurrence of a Net Spread Deficiency, in the event that the Borrower requests an Advance, the Noteholders shall only make such Advance provided that the aggregate outstanding principal amount of all Advances on the applicable Drawdown Date (after the making of such Advance) would be equal to or less than the Receivables Borrowing Base on such date (calculated on the basis of the Advance Rate in effect at the time of such Drawdown Date).

     2.6.5 Following the occurrence of a Net Spread Deficiency, the Borrower shall on the date that the Borrowing Base Certificate referred to in Section
2.6.3 is delivered to the Noteholders:

     (a) repay to the Noteholders by depositing to the Noteholders Account (i) an amount equal to the Excess Advances (calculated on the basis of the then agreed upon Advance Rate), together with (ii) all interest accrued and unpaid hereunder with respect to any Advance (or the part thereof) that is repaid pursuant to this Section 2.6.5(a); or

     (b) provided that no Event of Default or Pending Event of Default has occurred and is then continuing, deliver to the Noteholders, in both written and electronic format,

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                                       8-


          a Schedule of Additional Contracts dated such date identifying additional Contracts and the related Receivables which (i) immediately prior to such date, did not form part of the Collateral, (ii) the Borrower wishes to include as part of the Collateral, and (iii) have an Aggregate Outstanding Balance as of the close of business on the first Business Day prior to the date of such Schedule of Additional Contracts which, when multiplied by the Advance Rate, equals the Excess Advances.

     2.6.6 The Borrower shall on demand by the Noteholders indemnify the Noteholders for any loss or expense (including breakage costs) which the Noteholders incurs as a result of any repayment made by the Borrower pursuant to
Section 2.6.5(a) on any Business Day other than a Payment Date.

2.7  Concentration Event

     A concentration event (a "Concentration Event") shall occur, if at any time, greater than 40% of the Aggregate Outstanding Balance arise from Contracts which provide for an original number of more than 60 monthly payments.

2.8  Reserve Fund Deposit Amount

     The Borrower shall deposit (or cause to be deposited) in the Reserve Fund Account the Reserve Fund Deposit Amount on the date of each Advance.

2.9  Note

     2.9.1 The Borrower's obligation to pay the principal of and interest on all amounts advanced by the Noteholders pursuant to any Advance shall be evidenced by a note of the Borrower (the "Note") which shall (1) be dated the Closing
                                ----
Date; (2) be in the stated principal amount of up to $500,000,000; (3) bear interest as provided herein; (4) be payable to the order of the Noteholder and mature on the Maturity Date (or at such earlier time as provided in this Agreement); (5) be entitled to the benefit of the Security Agreement and (6) be substantially in the form of Schedule L to this Agreement, with blanks appropriately completed in conformity herewith.

     2.9.2 The Noteholders shall make notations in their respective books and records regarding the date, amount and maturity of each Advance made by the Noteholders and the amount of each repayment or prepayment of principal and payment of interest made by the Borrower with respect to such Advance. Each Noteholder is irrevocably authorized by the Borrower to endorse its respective Note and such Noteholder's record shall be conclusive absent manifest error; provided, however, that the failure of a Noteholder to make, or an error in making, such a notation with respect to any Advance shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Note.

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                                       9-


                                   ARTICLE 3
           INTEREST; COMMITMENT FEE; NON-USAGE FEE AND HEDGE STRATEGY

3.1  Interest on Advances

     3.1.1 Each Advance shall bear interest in U.S. Dollars during each Interest Period applicable thereto, on the outstanding amount of such Advance, at a rate per annum equal to LIBOR for such Interest Period plus 0.75% per annum; provided, however, upon the occurrence of a Merrill Lynch Rating Event, each Advance shall bear interest, at a rate per annum equal to the COF for such Interest Period plus 0.75% per annum.

     3.1.2 Subject to the terms of this Agreement, interest in respect of each Advance shall accrue from day to day and shall be payable monthly on each Payment Date, in arrears, calculated on the basis of the Interest Period applicable to such Advance immediately preceding such Payment Date.

3.2  Interest on Overdue Principal, Interest and Other Amounts

     If the Borrower does not pay when due any principal, interest or other amount owed by the Borrower hereunder (whether on any Payment Date, on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest in U.S. Dollars (both before and after judgment), payable on demand, at a rate per annum equal to LIBOR on the LIBOR Determination Date relating to the Interest Period immediately preceding such date of non-payment plus 3.50% per annum from the date of such non-payment to but excluding the date of payment in full of such overdue amount to the Noteholders (which LIBOR shall change automatically and without notice to the Borrower on the first day of each calendar month following such date of non-payment to LIBOR applicable on the LIBOR Determination Date relating to such calendar month); provided, however, that upon the occurrence of a Merrill Lynch Rating Event, each reference to LIBOR in this Section 3.2 shall instead be to COF.

3.3  Commitment Fee

     3.3.1 In consideration of the Noteholders commitment in respect of the Credit Facility, the Borrower shall pay to the Noteholders a commitment fee (the "Commitment Fee") for the availability of the Credit Facility of $500,000 per annum, payable on February 1, 2002 and on each annual anniversary of the Closing Date prior to the Maturity Date.

     3.3.2 The Borrower agrees with the Noteholders that (i) the Commitment Fee shall be conclusively deemed to have been fully earned on the Closing Date and, once paid, shall not be refundable in whole or in part in any circumstances, and
(ii) payment of the Commitment Fee shall not constitute or give rise to any obligation on the part of the Noteholders to make any Advance under this Agreement, other than in accordance with the terms of this Agreement.

     3.3.3 Whether or not any Advances are made, the Servicer agrees to pay to the Noteholders a non-usage fee (the "Non-Usage Fee") for the period beginning on the Closing Date and ending on the Maturity Date or such earlier date upon which the Credit Facility shall have expired or been terminated pursuant to this Agreement, which shall be calculated at a rate of 0.15% per annum on the daily average difference between (x) $500,000,000 and (y) the

                                       10-


aggregate outstanding Advances. Any and all Non-Usage Fees that accrue pursuant to this Section 3.3.3 shall be payable in arrears on the first Payment Date following the Closing Date and each Payment Date occurring thereafter.

3.4  Timing of Payments of Principal and Interest

     All payments of interest and repayments of outstanding Advances by the Borrower hereunder must be made prior to 3:00 p.m. (New York City time) on the date of payment. If payment is not made to the Noteholders by such time, payment shall be deemed to have been made on the next Business Day, unless the Noteholders, in its sole discretion, agrees to accept payment at a later time as being effective on the date it is made.

3.5  Payments to Noteholders

     All payments by the Borrower to the Noteholders hereunder shall be made to the related Noteholders' Account (or as the Noteholders may otherwise direct to the Borrower in writing from time to time) on the date when due, and shall be made in immediately available funds without set-off or counterclaim.

3.6  Currency of Payment

     All payments of interest and repayments of the principal amount of any Advances by the Borrower hereunder shall be made in U.S. Dollars.

3.7  Hedging Strategy

     (a) On or before the Closing Date, AmeriCredit, as the Servicer, on behalf of the Borrower for the benefit of the Noteholders, has established and shall maintain an account (the "Derivative Supplement Account") with a banking institution approved by the Noteholders (having account number 6800061702 (ABA:044-000-037; DDA# 9802 18675) into which the
          Required Derivative Supplement Amount (defined below) shall be deposited by the Servicer on behalf of the Borrower on each Borrowing Base Determination Date and each other date of determination required by the Noteholders in their sole discretion. Amounts on deposit in the Derivative Supplement Account shall be invested in category (a)(4) of the definition of Eligible Investments. On each Borrowing Base Determination Date and each other date of determination required by the Noteholders, the Borrower shall deposit into the Derivative Supplement Account an amount sufficient to purchase a Hedge Agreement to cover any increase in LIBOR above the Strike Price for the Borrowing Base (with respect to any Drawdown Date, including any Receivables for which an Advance has been made on such Drawdown Date) (the "Required Derivative Supplement Amount"). If, at any times the Net Spread is an amount equal to or less than 8.75%, the Noteholders shall have the right to purchase or require the Borrower to, and the Borrower shall, purchase, using amounts on deposit in the Derivative Supplement Account, a Hedge Agreement provided that, at any other time, the Borrower shall be permitted to purchase a Hedge Agreement and amounts on deposit in the Derivative Supplement Account may be used for such purpose so long as the

                                       11-

          balance remaining after giving effect to such purchase is then sufficient to purchase a Hedge Agreement for any unhedged portion of the Receivables. If on any Business Day the amount on deposit in the Derivative Supplement Account exceeds the Required Derivative Supplement Amount, the Paying Agent, subject to the consent of the Noteholders, shall withdraw such excess amount and deliver it to an account designated by the Servicer.

     (b) If the Borrower for any reason whatsoever fails to deposit any or all of the Required Derivative Supplement Amount into the Derivative Supplement Account, the Servicer absolutely, unconditionally and irrevocably covenants and agrees, to promptly and completely pay such, without any right of set off whatsoever, as and when due and payable in accordance with the terms of this Agreement. The Servicer, shall pay any and all expenses (including reasonable attorney's fees and disbursements) which may be paid or incurred by the Noteholders or the Secured Party in enforcing any rights with respect to, or collecting against, the Servicer or the Borrower under this Section 3.7 or any other document or instrument executed in connection with or related to the obligation to pay the Required Derivative Supplement Amount.

                                   ARTICLE 4
                                    SECURITY

4.1  Security

     4.1.1 The Borrower shall ensure that the following is delivered to the Secured Party:

     (a) the Security Agreement creating a first priority perfected security interest in the Collateral in favor of the Secured Party for the benefit of Noteholders and the Hedge Counterparties; and

     (b) such further guarantees, security agreements, pledges, control agreements and other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as the Secured Party may reasonably require in order to create a first priority, perfected security interest in the Collateral and to guarantee the payment and performance of the obligations of the Borrower and the Custodian under the Credit Documents, all in the manner contemplated by the Security Agreement.

     4.1.2 The Borrower shall, at its expense, register, file or record the security interest in the Collateral in all offices in all jurisdictions stipulated from time to time by the Noteholders, acting reasonably. The Borrower shall renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect and shall, in respect thereof, as reasonably required by the Noteholders, provide the Noteholders with an opinion of counsel that all such registrations, filings and recordings have been duly made on a timely basis.

     4.1.3 All documents relating to the Collateral shall be in form and substance satisfactory to the Secured Party.

                                       12-


                                   ARTICLE 5
                             DISBURSEMENT CONDITIONS

5.1  Conditions Precedent to First Advance

     The obligation of the Noteholders to effect the first Advance hereunder is subject to and conditional upon the following conditions precedent being satisfied as of the date of such first Advance:

     (a) each of AFC and AmeriCredit shall have delivered to the Noteholders certified copies of their respective Organizational Documents;

     (b) each of AFC and AmeriCredit shall have delivered to the Noteholders a currently dated certificate of incumbency in respect of itself;

     (c) each of AFC and AmeriCredit shall have delivered to the Noteholders currently dated certified copies of resolutions of their respective directors authorizing the execution, delivery and performance of the Credit Documents to which each is a party;

     (d) each of AFC and AmeriCredit shall have delivered to the Noteholders certificates of status or the equivalent thereof in respect of its jurisdiction of incorporation and AmeriCredit shall have delivered certificates of status the equivalent thereof in respect of its chief executive office;

     (e) the Borrower shall have delivered to the Noteholders a certificate, dated the date of the first Advance, of the Borrower certifying that, as of the date of such certificate, (i) the representations and warranties of the Borrower set forth herein are true and correct, (ii) the Borrower is in compliance with all of its covenants hereunder,
          (iii) no Net Spread Deficiency, Event of Default or Pending Event of Default has occurred and is continuing and (iv) the conditions precedent set forth in this Section 5.1 have been satisfied;

     (f) the Custodian shall have delivered to the Noteholders a certificate, dated the date of the first Advance, of the Custodian certifying that as, at the date of such certificate, the Custodian is in compliance with all of its covenants hereunder and the Servicing and Custodian Agreement;

     (g) the Borrower shall have delivered or cause to be delivered to the Noteholders duly executed copies of the Security Agreement, and all such security interest granted under the Security Agreement shall have been duly perfected in all jurisdictions reasonably stipulated by the Noteholders;

     (h) each of the Borrower, AFC and AmeriCredit shall have delivered to the Noteholders a legal opinion of Borrower's Counsel, AFC's Counsel and AmeriCredit's Counsel, together with the opinions of applicable local counsel, relating to the Credit Documents executed and delivered by the Borrower, AmeriCredit, AFC and the Custodian, and such other matters, including "true

                                       13-

          sale", nonconsolidation and first priority, perfected security interest of the Secured Party in the Collateral, as the Noteholders may reasonably require;

     (i) the Borrower shall have paid the Commitment Fee to the Noteholders (to the extent not previously paid);

     (j) the Borrower shall have delivered to the Noteholders a release and discharge agreement from each Person with any Encumbrance on any of the Contracts or the Collateral being transferred to the Borrower on such Drawdown Date;

     (k) the Borrower shall have delivered to the Noteholders a certified copy of the Credit and Collection Policy;

     (l) the Borrower, the Secured Party and Bank One, NA shall have entered into an agreement, in form and substance satisfactory to the Noteholders, in respect of the Collection Account, the Reserve Fund Account and the Derivative Supplement Account and the Borrower, the Secured Party, Bank One, NA and Bank One, NA, Arizona branch, shall have entered into an agreement in form and substance reasonably satisfactory to the Noteholders, in respect of the Lock Box Account;

     (m) the Noteholders shall have received a Drawdown Notice in respect of the first Advance pursuant to Section 2.3.2.

     (n) the Custodian shall have delivered, to the Noteholders the Custodian's Acknowledgment substantially in form of Schedule A to the Servicing and Custodian Agreement;

     (o) the Noteholders shall have received executed original counterparts of the Trust Agreement, the Borrower's Certificate of Trust and any other documents entered into in connection with its organization (collectively, the "Owner Trust Documents") together with this Agreement, the Sale and Contribution Agreement, the Servicing and Custodian Agreement, the Master Receivables Purchase Agreement, the Security Agreement, all other Credit Documents and such other documents and instruments as the Lender may reasonably request;

     (p) the Noteholders shall have received executed copies, in form and substance satisfactory to the Noteholders, of each Hedge Agreement then required by the Lender to be entered into in connection with the Credit Facility pursuant to Section 3.7;

     (q) the Noteholders shall have received copies of UCC, tax and judgment lien reports (the expense of which shall be paid directly by the Borrower) from all jurisdictions reasonably requested by the Noteholders, covering such periods as the Noteholders may reasonably request and listing effective financing statements and tax and judgment liens filed against AmeriCredit, AFC and the Borrower, together with copies of all financing statements or liens disclosed in such reports, and none of such financing statements (except those filed in favor of the Noteholders) or liens shall refer to the Collateral;

                                       14-

     (r) there shall have been deposited in the Derivative Supplement Account all Amounts required to be deposited pursuant to Section 3.7 hereof; and

     (s)  a Merrill Lynch Credit Event has not occurred; and

     (t) there shall have been deposited into the Reserve Fund Account the Reserve Fund Deposit Amount.

     All documents and other materials to be delivered pursuant to this Section
5.1 shall be in form and substance satisfactory to the Noteholders and shall be in full force and effect on the date of the first Advance.

5.2  Conditions Precedent to all Other Advances

     The obligation of the Noteholders to make any Advance after the first Advance hereunder is subject to and conditional upon the following conditions precedent being satisfied as of the date of the applicable Advance:

     (a) no Event of Default or Pending Event of Default shall have occurred and be continuing on the applicable Drawdown Date, or would result from the making of the Advance;

     (b)  the representations and warranties deemed to be repeated pursuant to
          Section 6.2 hereof shall continue to be true and correct as if made on and as of the Drawdown Date and each of AmeriCredit, AFC and the Borrower shall have delivered to the Noteholders a certificate (or shall have included in the related Drawdown Notice) dated as of such date stating that the representations and warranties contained in the Credit Documents are true and correct as of such Drawdown Date;

     (c) the Borrower, AFC, the Custodian and AmeriCredit shall be in compliance with all of its respective covenants hereunder and under the other Credit Documents;

     (d) the Noteholders shall have received a Drawdown Notice in respect of such Advance pursuant to Section 2.3.2;

     (e) in the reasonable opinion of the Noteholders, no Material Adverse Change shall have occurred with respect to the Borrower, AmeriCredit Corp., AmeriCredit, AFC or the Custodian;

     (f) in the reasonable opinion of the Noteholders, no material change in the Credit and Collection Policy, which materially adversely affects the interests of the Noteholders under any of the Credit Documents, shall have occurred prior to the date of the applicable Drawdown Notice;

     (g)  a Merrill Lynch Credit Event has not occurred;

     (h) there shall have been deposited in the Derivative Supplement Account all amounts required to be deposited pursuant to Section 3.7 hereof;

                                       15-

     (i) AmeriCredit shall have delivered to the Noteholders a release and discharge agreement from each Person with any Encumbrance on any of the Contracts or other Collateral being transferred to the Borrower on such Drawdown Date;

     (j) the Custodian shall deliver, to the Noteholders the Custodian's Acknowledgment substantially in form of Appendix A to the Servicing and Custodian Agreement;

     (k) to the extent that, after giving effect to the sale and/or contribution of Receivables made on such date there would be one or more states of the United States in which Financed Vehicles securing more than 10% of the Aggregate Outstanding Balance were titled and as to which states an opinion of counsel, in form and substance acceptable to the Noteholders, had not previously been given in connection with this facility as to the perfection, priority and enforceability of the Secured Party's security interest for each such state, AmeriCredit shall cause, within 30 days, to be delivered to the Noteholders and the Secured Party such an opinion of counsel;

     (l) the Borrower shall have paid to the Noteholders any Commitment Fee payable on or before such Drawdown Date;

     (m) the Servicer shall have paid to the Noteholders any Non-Usage Fee then due pursuant to Section 3.3.3 hereof; and

     (n) there shall have been deposited into the Reserve Fund Account the Reserve Fund Deposit Amount.

     All documents and other materials to be delivered pursuant to this Section
5.2 shall be in form and substance satisfactory to the Noteholders and shall be in full force and effect on the date of the first Advance.

5.3  Waiver

     The conditions set forth in Section 5.1 and 5.2 are for the sole benefit of the Noteholders and may be waived by the Noteholders in their sole discretion in respect of any Advance, in whole or in part (with or without terms or conditions), without prejudicing the right of the Noteholders at any time to assert such conditions in respect of the making of any subsequent Advance.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1  Representations and Warranties of AmeriCredit, AFC and AmeriCredit Corp.

     AmeriCredit Corp. (but only with respect to clauses (h), (j), (n), (q),
(r), (u), (bb) and (cc)), AmeriCredit, and AFC, severally and jointly, with respect to itself represents and warrants to the Noteholders that:

                                       16-

(a) each of AmeriCredit and AFC is duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has the power, capacity and authority to enter into and perform its obligations under each Credit Document to which it is a party;

(b) AmeriCredit and AFC each has the power, capacity and authority to own its Property and to conduct the business in which it is currently engaged;

(c) AmeriCredit and AFC are duly qualified and has full legal right to own its Property and to carry on its business in all jurisdictions necessary to the performance of the obligations under each Credit Document;

(d) the entering into and the performance by AmeriCredit, AFC and the Custodian of the Credit Documents to which it is a party (i) have been duly authorized by all necessary action on its part, and (ii) do not violate its Organizational Documents, any Requirement of Law, any Material Contract to which it is a party or any Material Permit which relates to it;

(e) the Organizational Documents of AmeriCredit and AFC do not contain restrictions on the power of its directors to borrow money or to grant any of the security interest to be granted by it;

(f) each of the Credit Documents to which AmeriCredit or AFC is a party has been duly executed and delivered by it and constitutes legal, valid and binding obligations enforceable against it in accordance with its terms, and it has prepared, executed and filed all documents and instruments (including UCC financing statements) and taken all appropriate actions to ensure that the Secured Party will at all times have a valid perfected, first priority security interest in all Collateral;

(g) except as has been obtained and disclosed to the Noteholders and is in full force and effect, no consent, waiver or authorization of, or filing with, or notice to or Permit from, any Person is required to be obtained in connection by the execution, delivery and performance by AmeriCredit or AFC of the Credit Documents to which it is a party;

(h) except as described in Schedule G, there are no litigation, arbitration or administrative proceedings pending and, to the best of its knowledge, there are no such proceedings pending or threatened, against the Borrower, AmeriCredit, AmeriCredit Corp. or AFC (or any predecessor of any of them), involving, in each case, amounts exceeding (i) U.S. $2,500,000 in the case of the Borrower, or (ii) 2% of the Tangible Net Worth of AmeriCredit Corp. from time to time in the case of AmeriCredit Corp. or AmeriCredit;

(i) neither AmeriCredit nor AFC is not in violation of any term of its Organizational Documents, any material Requirement of Law, any Material Contract to which it is party or any Material Permit which relates to it;

                                       17-

(j) none of AmeriCredit Corp., AmeriCredit and AFC has material liabilities (contingent or otherwise) or other obligations of the type required to be disclosed in accordance with GAAP, which are not fully disclosed in the most recent annual consolidated financial statements of AmeriCredit Corp.;

(k) the Collateral is not subject to, and is free and clear of, any Encumbrances, except for Permitted Encumbrances;

(l) the Lock Box Account and any amounts deposited therein are not subject to, and are free and clear of, any Encumbrances, except for Permitted Encumbrances;

(m) neither AmeriCredit nor AFC is in default under any Permitted Encumbrances relating to it;

(n) each of AmeriCredit Corp. and AmeriCredit has filed all federal, state and local returns, filings, elections and reports required to be filed by it in respect of all Taxes and has paid all such Taxes in accordance with all Requirements of Law; and each of AmeriCredit Corp. and AmeriCredit has withheld and remitted all amounts required to be withheld by it (including, without limitation, with respect to income tax, any ERISA pension plan and employment insurance) from all payments made to its officers and employees, to all non-residents and to all other Persons with respect to whom it is required to withhold any amounts and has paid these amounts, together with any interest and penalties due, to the appropriate authority in accordance with all Requirements of Law;

(o)  reserved;

(p)  reserved;

(q) there is no fact that has not been disclosed by AmeriCredit Corp., AmeriCredit, AFC or the Custodian to the Noteholders in writing that could result in a Material Adverse Change in respect of AmeriCredit Corp., AmeriCredit, AFC or the Custodian, and there does not exist and there has not occurred a Material Adverse Change in respect of AmeriCredit Corp., AmeriCredit, AFC or the Custodian;

(r) Schedule H is an accurate organizational chart outlining the corporate relationship among AmeriCredit Corp., AFC, AmeriCredit, the Borrower and the Custodian;

(s)  no Net Spread Deficiency has occurred and is continuing;

(t) no Event of Default or Pending Event of Default has occurred and is continuing;

(u) all of the quarterly and annual financial statements which have been furnished to the Noteholders pursuant to this Agreement are complete in all material respects and such financial statements fairly present the unconsolidated financial position of AmeriCredit and AFC and the consolidated financial position of AmeriCredit Corp., as applicable, as of the dates referred to therein and such financial statements have been prepared in accordance with GAAP;

                                       18-

        (v) each Drawdown Notice, Schedule of Contracts, Schedule of Additional Contracts, Schedule of Ineligible Contracts, Repayment Notice, Schedule of Removed Contracts, Borrowing Base Certificate and Monthly Servicer Report which has been furnished to the Noteholders pursuant to this Agreement was accurate and complete in all material respects on the date of delivery thereof to the Noteholders;

        (w) the principal place of business, chief executive office and chief place of business of AmeriCredit is situated in the State of Texas, and AmeriCredit is organized under the laws of the State of Delaware and is a registered organization within the meaning of
              Article 9 of the Delaware UCC; and

        (x) the principal place of business, chief executive office and chief place of business of AFC is situated in the State of Texas, and AFC is organized under the laws of the State of Delaware and is a registered organization within the meaning of Article 9 of the Delaware UCC; and

        (y) each Receivable which forms part of the Borrowing Base is an Eligible Receivable;

        (z) neither AmeriCredit nor AFC is an "investment company"; or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

        (aa) no part of the proceeds of any Advance will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X;

        (bb)  AmeriCredit Corp., AmeriCredit and AFC each is Solvent; and

        (cc) each of AmeriCredit Corp., AmeriCredit and AFC is in compliance in all material respects with ERISA and there is no lien of the Pension Benefit Guaranty Corporation on any of the Receivables.


6.1A    Representations and Warranties of the Borrower

        The Borrower represents and warrants to the Noteholders that:

        (a) the Borrower is a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with its chief executive office located at c/o Bankers Trust (Delaware), E.A. Della Done Corporate Centre, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805;

        (b) the Borrower has the power, capacity and authority to own its Property and to conduct the business in which it is currently engaged;

                                       19-

        (c) the Borrower is duly qualified to carry on its business in all jurisdictions necessary to the performance of the obligations under each Credit Document;

        (d) the entering into and the performance by the Borrower of the Credit Documents to which it is a party (i) have been duly authorized by all necessary action on its part, and (ii) do not violate its Owner Trust Documents, any Requirement of Law, any Material Contract to which it is a party or any Material Permit which relates to it;

        (e) the Owner Trust Documents of the Borrower do not contain restrictions on the power of its directors to borrow money or to grant any of the security interest to be granted by it;

        (f) each of the Credit Documents to which the Borrower is a party has been duly executed and delivered by it and constitutes legal, valid and binding obligations enforceable against it in accordance with its terms, and the Secured Party has and will at all times have a valid, perfected, first priority security interest in all Collateral;

        (g) except as has been obtained and disclosed to the Noteholders and is in full force and effect, no consent, waiver or authorization of, or filing with, or notice to or Permit from, any Person is required to be obtained in connection by the execution, delivery and performance by the Borrower of the Credit Documents to which it is a party;

        (h) there are no litigation, arbitration or administrative proceedings pending and, there are no such proceedings pending or threatened, against the Borrower, involving, amounts exceeding U.S. $2,500,000;

        (i) the Borrower is not in violation of any term of its Owner Trust Documents, any material Requirement of Law, any Material Contract to which it is party or any Material Permit which relates to it;

        (j) the Collateral is not subject to, and is free and clear of, any Encumbrances, except for Permitted Encumbrances;

        (k) the Lock Box Account and any amounts deposited therein are not subject to, and are free and clear of, any Encumbrances, except for Permitted Encumbrances;

        (l) there is no fact that has not been disclosed by the Borrower to the Noteholders in writing that could result in a Material Adverse Change, and there does not exist and there has not occurred a Material Adverse Change in respect of the Borrower;

        (m) no Event of Default or Pending Event of Default has occurred and is continuing;

        (n) the jurisdiction of organization, principal place of business, chief executive office and chief place of business of the Borrower is situated in the state of Delaware and the Borrower is a registered organization within the meaning of Article 9 of the Delaware UCC;

                                       20-

        (o) the Borrower is not an "investment company"; or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; and

        (p)   the Borrower is Solvent.

6.2     Survival of Representations and Warranties

        The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated as of the date of each Advance and as of the date of delivery of each Borrowing Base Certificate. The Noteholders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credit Facility.

                                    ARTICLE 7
                                    COVENANTS

7.1     Affirmative Covenants of AmeriCredit and the Borrower

        7.1.1 During the term of this Agreement:

        (a) the Borrower shall, and AmeriCredit shall cause the Borrower to, duly and punctually pay the Obligations at the times and places and in the manner required by the terms thereof;

        (b) each of AmeriCredit and the Borrower shall, and AmeriCredit shall cause the Borrower to, perform its respective obligations under the Credit Documents to which it is a party in accordance with the terms thereof;

        (c) the Borrower shall, and AmeriCredit shall cause the Borrower to, maintain its existence as a Delaware business trust in good standing under the laws of the State of Delaware, not (i) liquidate, dissolve or wind up, (ii) seek appointment of a receiver or (iii) make a general assignment for the benefit of the creditors (or take any steps in connection therewith), and do, or cause to be done, all things necessary to keep in full force and effect all properties, rights, franchises, licenses and qualifications to carry on business in all jurisdictions necessary to the performance of any obligations under each Credit Document;

        (d) each of AmeriCredit and the Borrower shall, and AmeriCredit shall cause the Borrower to, provide the Noteholders with such documents, opinions, consents, acknowledgements and agreements as the Noteholders may reasonably require in order to implement this Agreement or any other Credit Documents from time to time;

        (e) each of AmeriCredit and the Borrower shall, and AmeriCredit shall cause the Borrower to, file or cause to be filed when due all federal, state and local returns,

                                       21-

          filings, elections and reports which are required to be filed by it in respect of all Taxes, and shall pay all such Taxes as may be required by law and in accordance with any assessment or demand for payment received by it as and when such Taxes become due and payable and provide evidence of payment if so requested by the Noteholders; and each of AmeriCredit and the Borrower shall, and AmeriCredit shall cause the Borrower to, from time to time withhold and remit all amounts required to be withheld (including without limitation, in respect of income tax, withholding taxes on payments to non-residents, any ERISA pension plan and employment insurance) from all payments made to officers and employees or to all non-residents and to all other applicable Persons and the Borrower and AmeriCredit, as the case may be, shall pay all such amounts, together with any interest and penalties due, to the appropriate authority as required by law;

     (f) not later than one (1) Business Day after the occurrence thereof, the Borrower and the Servicer shall notify the Noteholders in writing of the occurrence of any Net Spread Deficiency, Event of Default or Pending Event of Default (or of any time that the Net Spread is equal to or less than 8.75%);

     (g) not later than one (1) Business Day after the occurrence thereof, the Borrower and the Servicer shall notify the Noteholders in writing of the occurrence of any Material Adverse Change in respect of the Borrower, AmeriCredit Corp., AmeriCredit or AFC;

     (h) the Borrower shall, and AmeriCredit shall cause the Borrower to, use the Credit Facility solely for the purposes set out in Section 2.2;

     (i) the Borrower shall, and AmeriCredit shall cause the Borrower to, (1) to the extent the Borrower's office is located in the offices of AmeriCredit, AFC or any Affiliate of AmeriCredit or AFC, pay fair market rent for its executive office space located in such offices,
          (2) maintain the Borrower's books, financial statements, accounting records and other trust documents and records separate from those of AmeriCredit, AFC or any other entity, (3) not commingle the Borrower's assets with those of AmeriCredit, AFC or any other entity, (4) act solely in its own name and through its own authorized officers and agents, (5) make investments directly or by brokers engaged and paid by the Borrower or its agents (provided that if any such agent is an
                                         --------
          affiliate of the Borrower it shall be compensated at a fair market rate for its services), (6) separately manage its liabilities from those of AmeriCredit, AFC or any affiliates of AmeriCredit or AFC and pay its own liabilities, including all administrative expenses, from its own separate assets, except that AmeriCredit may pay the organizational expenses of the Borrower, and (7) pay from the Borrower's assets all obligations and indebtedness of any kind incurred by the Borrower.

     (j) the Borrower shall, and AmeriCredit shall cause the Borrower to, abide by all trust formalities, and the Borrower shall cause its financial statements to be

                                       22-

            prepared in accordance with GAAP in a manner that indicates the separate existence of the Borrower and its assets and liabilities.

     (k) the Borrower shall, and AmeriCredit shall cause the Borrower to, (1) pay all its liabilities, (2) not assume the liabilities of AmeriCredit, AFC or any affiliate of AmeriCredit or AFC, (3) not assume the liabilities of AmeriCredit, AFC or any affiliate of AmeriCredit or AFC and (4) not guarantee the liabilities of AmeriCredit, AFC or any affiliates of AmeriCredit or AFC.

     (l) the Borrower shall, and AmeriCredit shall cause the Borrower to, make decisions with respect to the business and daily operations of the Borrower independent of any not dictated by any controlling entity.

     (m) the Borrower shall, and AmeriCredit shall cause the Borrower to, not engage in any business not permitted by the Trust Agreement as in effect on the Closing Date.

     (n) the Borrower shall, and AmeriCredit shall cause the Borrower to, enter into or terminate any Hedge Agreements with the Noteholders which the Noteholders, in their sole good faith judgment and in accordance with the terms of Section 3.7, may determine to be necessary or appropriate from time to time;

     (o) the Borrower shall, and AmeriCredit shall cause the Borrower to, on each Borrowing Base Determination Date and each other date of determination required by the Noteholders deposit into the Derivative Supplement Account the Required Derivative Supplement Amount in accordance with Section 3.7;

     (p) the Borrower shall, and AmeriCredit shall cause the Borrower to, upon the receipt of the invoice therefor pay to Thacher Proffitt & Wood the fees and disbursements of such firm counsel to the Noteholders in connection with the transactions contemplated hereunder and in accordance with Section 13.7; and

     (q) the Borrower shall, and AmeriCredit shall cause the Borrower to, on or before the Closing Date and each anniversary of the Closing Date prior to the Maturity Date, pay to the Noteholders the Commitment Fee.

7.2  Affirmative Covenants of AmeriCredit, the Servicer and the Custodian

     7.2.1 During the term of this Agreement, each of the Custodian, the Servicer or AmeriCredit shall:

     (a) perform its obligations under the Credit Documents to which it is a party in accordance with the terms thereof;

     (b) maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation, not liquidate, dissolve or wind up (or take any steps in connection therewith), and do, or cause to be done, all things necessary to keep in

                                       23-

          full force and effect all properties, rights, franchises, licenses and qualifications to carry on business;

     (c)  operate its business in compliance with all Requirements of Law;

     (d) promptly notify the Noteholders of the occurrence of any Material Adverse Change in respect of AmeriCredit Corp., AmeriCredit, the Servicer, AFC and the Custodian; and

     (e) promptly provide the Noteholders with all information reasonably requested by the Noteholders from time to time concerning its financial condition, the performance of AmeriCredit, the Servicer, AFC and the Custodian under this Agreement, the Collateral and the Receivable Files (excluding, for greater certainty, any proprietary credit scoring models used by AmeriCredit and any related data or software) during normal business hours and from time to time upon two
          (2) Business Days' prior written notice, permit representatives of the Noteholders to inspect the Collateral and the Receivable Files, and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition and its and the Borrower's performance under this Agreement with its senior officers and (in the presence of such of its representatives as it may designate) its auditors; provided that:

          (i) the Noteholders exercise of its rights under this paragraph shall not be more frequent than is reasonably necessary and does not unreasonably interfere with the operations of the Servicer, and

          (ii) the Noteholders shall maintain the confidentiality of all information it receives in connection with any such inspection or examination and, unless required to do so for legal or regulatory reasons, shall not disclose same to any other Person other than
               (A) its directors, officers, employees, auditors, agents or professional advisors on a "need to know" basis, or (B) any assignee or participant (or potential assignee or participant) pursuant to Article 11 hereof.

     (f) promptly notify the Noteholders in writing of any material change in the Credit and Collection Policy;

     (g) promptly notify the Noteholders in writing of the occurrence of any litigation, action, suit, dispute, arbitration, proceeding or other circumstance affecting AmeriCredit, the Servicer, AmeriCredit Corp., AFC or the Custodian, the result of which, if determined adversely, would be a judgment or award against AmeriCredit, the Servicer, AmeriCredit Corp., AFC or the Custodian (i) in excess of (A) U.S. $2,500,000 in the case of the Borrower or (B) 2% of the Tangible Net Worth of AmeriCredit Corp. or AmeriCredit from time to time, or (ii) which would result in a Material Adverse Change in respect of AmeriCredit, the Servicer, AFC, AmeriCredit Corp. or the Custodian, and AmeriCredit shall from

                                       24-

          time to time provide the Noteholders with all information reasonably requested by the Noteholders concerning the status thereof;

     (h) ensure that all accounting policies, practices and calculation methods of the Borrower are in accordance with GAAP;

     (i) the Servicer shall require each Obligor at origination to obtain and maintain the insurance required in the related Contract and shall deliver notice to the Obligor of any change or lapse of such insurance;

     (j) keep all property useful and necessary to its business in good working order and condition;

     (k) preserve and maintain all of its material rights, privileges, licenses and franchises;

     (l) maintain its books and records separate from the books and records of the Borrower and AFC;

     (m) maintain separate banks accounts from the bank accounts of the Borrower and AFC;

     (n)  pay to the Noteholders all Non-Usage Fees;

     (o) as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (including the fourth quarter), cause to be prepared and delivered to the Noteholders, the interim unaudited consolidated financial statements of AmeriCredit including a balance sheet, statement of income and statement of cash flows, which shall be prepared in accordance with GAAP;

     (p) as soon as practicable and in any event within 120 days after the end of each of its fiscal years, cause to be prepared and delivered to the Noteholders the annual unaudited consolidated financial statements of AmeriCredit including a balance sheet, statement of income and statement of cash flows for such fiscal year, which shall be prepared in accordance with GAAP;

     (q) as soon as practicable and in any event within 45 days of the end of each of AmeriCredit Corp.'s fiscal quarters (including the fourth quarter), cause to be delivered to the Noteholders, the interim unaudited consolidated financial statements of AmeriCredit Corp., including a balance sheet, statement of income and retained earnings and statement of cash flows, which shall be prepared in accordance with GAAP;

     (r) as soon as practicable and in any event within 120 days after the end of each of its fiscal years, cause to be prepared and delivered to the Noteholders the annual report of AmeriCredit Corp. to its shareholders, which shall include the audited consolidated financial statements of AmeriCredit Corp. including a balance sheet, statement of income and retained earnings and statement of cash flows for such

                                       25-

            fiscal year, which shall be audited by an internationally recognized accounting firm and shall be prepared in accordance with GAAP;

     (s) one Business Day prior to each Payment Date, deliver (or cause to be delivered) to the Noteholders and the Paying Agent, in both written and electronic format, (i) a Monthly Servicer Report (in the form of Exhibit E and which will contain, among other things, the calculation of the Receivables Borrowing Base as of such day), and
            (ii) a Schedule of Contracts (in electronic format as Appendix A) corresponding to the Eligible Receivables comprising the Receivables Borrowing Base listing by Obligor all Receivables together with a report setting forth the delinquency status of each receivable in a form acceptable to the Noteholders;

     (t) promptly provide the Noteholders with such other information as it may reasonably request relating to the Collateral or the financial condition or performance of AmeriCredit, AmeriCredit Corp. or the Custodian;

     (u) following the Closing Date, deliver or cause to be delivered to the Noteholders the Agreed Upon Procedures letter (as set forth on Schedule K) so long as Securitization has occurred in the preceding quarter;

     (v) as soon as practicable and in any event not later than October 31, 2002 and each annual anniversary thereof, deliver or cause to be delivered to the Noteholders a report, prepared by a mutually agreed upon independent accounting firm, stating that the independent accountant has performed certain agreed upon procedures including obtaining the Monthly Servicer Reports for three randomly selected months with respect to the immediately preceding twelve months and for such Monthly Servicer Reports the independent accounts shall (i) reconcile the amounts in the Monthly Servicer Reports to the Servicer's computer, accounting and other records which will include in such report any amounts not reconciled and (ii) determine compliance with underwriting guidelines and documentation requirements; and

     (w) deliver to the custodian on each date of Advance, the related Receivable File (including the original title or lien registration).

7.3  Affirmative Covenants of AFC

     7.3.1  During the term of this Agreement, AFC shall:

     (a) maintain its books and records separate from the books and records of any other entity;

     (b) maintain separate banks accounts from the bank accounts of any other entity;

     (c) manage its day to day affairs without the involvement of AmeriCredit Corp. or AmeriCredit (other than with respect to AmeriCredit in its capacity as Servicer and Custodian);

                                       26-

     (d) maintain a separate office from that of AmeriCredit or any Affiliate of AmeriCredit (which may be at the same address as AmeriCredit or any Affiliate thereof; provided that, AFC and AmeriCredit or such Affiliate of AmeriCredit have a reasonable allocation of expenses with respect to overhead and other shared costs, with respect to such premises or a lease agreement);

     (e) maintain at all times at least one independent director (as provided in AFC's certificate of incorporation) who shall not be, nor have been, a director of any Affiliate of AmeriCredit, be employed by, be a creditor, supplier or contractor of, or hold any beneficial or economic interest in AmeriCredit or any Affiliate of AmeriCredit, or be a family member of any of the foregoing, provided that such independent director may serve as an independent director for other "special purpose corporations" formed by AmeriCredit or its Affiliates; and

     (f)   maintain adequate capitalization in light of its business purposes.

7.4  Negative Covenants of the Borrower

     7.4.1 During the term of this Agreement, the Borrower shall not, and AmeriCredit will not permit the Borrower to, without the prior written consent of the Noteholders:

     (a) operate its business in a manner which would reasonably be expected to lead to a Material Adverse Change with respect to it;

     (b) consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing organizational structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution;

     (c) do or permit anything to adversely affect the priority, perfection or validity of the security interest of the Secured Party in the Collateral;

     (d) change its name without providing the Noteholders with written notice thereof at least ten (10) Business Days prior to any such change and promptly taking such other steps, if any, as the Noteholders in its reasonable discretion requires to permit the Noteholders to maintain the perfection of the security interest granted in the Collateral in connection with any such change;

     (e) permit its state of organization, principal place of business or chief executive office to be located in any jurisdiction other than the State of Delaware, without providing the Noteholders with written notice thereof at least ten (10) Business Days prior to any such change and promptly taking such other steps, if any, as the Noteholders in its reasonable discretion requires to permit the Noteholders to perfect (or maintain the perfection of) the security interest granted in the Collateral in connection with any such change;

     (f) create, incur, assume or permit to exist any Encumbrance upon any of the Collateral, except for Permitted Encumbrances;

                                       27-

     (g) create, incur, assume or permit to exist any Encumbrance upon the Lock Box Account, the Collection Account, the Reserve Fund Account and the Derivative Supplement Account, or any amounts deposited therein, except for Permitted Encumbrances;

     (h)  sell, transfer, assign, convey or otherwise dispose of any Collateral;

     (i)  change its fiscal year end;

     (j) create any direct or indirect Subsidiaries or otherwise acquire equity interests in any other Person;

     (k) engage in any activity or enter into any transaction other those activities which are expressly authorized pursuant to or contemplated by the terms of the Credit Documents;

     (l) contract for, create, incur, assume or suffer to exist any indebtedness other than that which are expressly authorized pursuant to or contemplated by the terms of the Credit Documents;

     (m) amend, supplement or otherwise modify its Owner Trust Documents without the prior written consent of the Noteholders;

     (n) commingle its funds with those of any other Person, except for any commingling that may occur from and including the date payments on or with respect to the Contracts are received by the Servicer to and including the second Business Day following receipt of such funds;

     (o) engage in any action that would cause the separate legal identity of the Borrower not to be respected, including, without limitation (a) holding itself out as being liable for the debts of any other Person or (b) acting other than through its duly authorized representative and agents;

     (p) make any loan or advance or credit to, or guaranty (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligation or securities of, or any other interest in, or make any capital contribution to, any Person; or

     (q) enter into or become a party to any agreements or instruments other than the Credit Documents.

                                       28-

7.5  Negative Covenants of AmeriCredit, the Servicer and the Custodian

     7.5.1 During the term of this Agreement, none of AmeriCredit, the Servicer and the Custodian shall, without the prior written consent of the Noteholders:

     (a) operate its business in a manner that would reasonably be expected to lead to a Material Adverse Change with respect to it;

     (b) consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing corporate or capital structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution; provided that in the case of a transaction or proceeding described above to which the only parties are (i) AmeriCredit, and (ii) AmeriCredit Corp. or one of the Wholly-Owned Subsidiaries of AmeriCredit Corp., it shall only be necessary for AmeriCredit to provide written notice to the Noteholders at least ten (10) Business Days prior to the completion of such transaction, together with a certificate confirming that AmeriCredit does not reasonably expect that the completion of such transaction will result in a Material Adverse Change with respect to the Custodian, AmeriCredit, the Borrower or AmeriCredit Corp.;

     (c) surrender possession of any Receivable Files forming part of the Collateral to any Person (other than the Custodian or the Noteholders);

     (d) change its name without providing the Noteholders with written notice thereof at least ten (10) Business Days prior to any such change and promptly taking such other steps, if any, as the Noteholders and the Secured Party in its reasonable discretion requires to permit the Secured Party to maintain the perfection of the security interest granted in the Collateral in connection with any such change;

     (e) permit its state of organization, principal place of business, chief executive office or chief place of business to be located in any jurisdiction other than the State of Delaware, without providing the Noteholders with written notice thereof at least ten (10) Business Days prior to any such change and promptly taking such other steps, if any, as the Noteholders in its reasonable discretion requires to permit the Noteholders to perfect (or maintain the perfection of) the security interest granted in the Collateral in connection with any such change;

     (f)    change its fiscal year end; or

     (g) permit AFC or the Borrower to commingle its funds, or commingle the funds of the Borrower, with those of any other Person, except for any commingling that may occur from and including the date payments on or with respect to the Contracts are received by the Servicer to and including the second Business Day following receipt of such funds.

                                       29-

7.6  Negative Covenants of AFC

     7.6.1 During the term of this Agreement, AFC shall not, without the prior written consent of the Noteholders:

     (a) operate its business in a manner which would reasonably be expected to lead to a Material Adverse Change with respect to it;

     (b) change its name without providing the Noteholders and the Secured Party with written notice thereof at least ten (10) Business Days prior to any such change and promptly taking such other steps, if any, as the Noteholders in its reasonable discretion requires to permit the Secured Party to maintain the perfection of the Security in connection with any such change;

     (c) permit its state of organization, principal place of business, chief executive office or chief place of business to be located in any jurisdiction other than the State of Delaware, without providing the Noteholders with written notice thereof at least ten (10) Business Days prior to any such change and promptly taking such other steps, if any, as the Noteholders in its reasonable discretion requires to permit the Noteholders to perfect (or maintain the perfection of) any security interest granted to the Secured Party (for the benefit of the Noteholders and the Hedge Counterparties) in connection with any such change;

     (d)    change its fiscal year end;

     (e) consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing organizational structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution;

     (f) do or permit anything to adversely affect the priority, perfection or validity of the security interest of the Secured Party in the Collateral;

     (g) create, incur, assume or permit to exist any Encumbrance upon any of the Collateral, except for Permitted Encumbrances;

     (h) create, incur, assume or permit to exist any Encumbrance upon the Lock Box Account, the Collection Account, the Reserve Fund Account and the Derivative Supplement Account, or any amounts deposited therein, except for Permitted Encumbrances;

     (i) create any direct or indirect Subsidiaries or otherwise acquire equity interests in any other Person;

     (j) engage in any activity or enter into any transaction other those activities which are expressly authorized pursuant to or contemplated by the terms of the Credit Documents;

                                       30-

     (k) contract for, create, incur, assume or suffer to exist any indebtedness other than that which are expressly authorized pursuant to or contemplated by the terms of the Credit Documents;

     (l) amend, supplement or otherwise modify its Owner Documents without the prior written consent of the Noteholders;

     (m) commingle its funds with those of any other Person except for any commingling that may occur from and including the date payments on or with respect to the Contracts are received by the Servicer to and including the second Business Day following receipt of such funds;

     (n) engage in any action that would cause its separate legal identity from the Borrower, AmeriCredit or any other Person to not be respected, including, without limitation (a) holding itself out as being liable for the debts of any other Person or (b) acting other than through its duly authorized representative and agents;

     (o) make any loan or advance or credit to, or guaranty (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligation or securities of, or any other interest in, or make any capital contribution to, any Person; or

     (p) enter into or become a party to any agreements or instruments other than the Credit Documents.

                                    ARTICLE 8
                      DISTRIBUTIONS FROM COLLECTION ACCOUNT

8.1  Distributions from Collection Account

The Paying Agent shall hold (or cause to be held) in the Collection Account any and all amounts deposited therein from time to time in trust for the Noteholders and shall not withdraw any amount from the Collection Account, except for any amount which is not contemplated to be deposited into the Collection Account pursuant to the terms of this Agreement and the other Credit Documents and except in accordance with this Section 8.1. The Paying Agent shall apply (or cause to be applied) the monies on deposit in the Collection Account on each Payment Date (unless otherwise specifically stated below) (including for greater certainty any interest earned thereon and credited to the Collection Account) as follows (as set forth in the related Monthly Servicer Report):

     (a) first, to the Hedge Counterparty, if any, any Scheduled Hedge Payments owing to such Hedge Counterparty under the terms of the Hedge Agreement;

                                       31-

     (b) second, to the extent AmeriCredit has not already paid such amounts, pro rata, to the Lockbox Banks and the Paying Agent, the total of any fees and expenses owing to such parties and to the Trustee, an amount equal to the Trustee Fees then due and payable and any and all unpaid Trustee Fees and provided that such Trustee Fees shall not exceed (x) $100,000 in the aggregate in any calander year to the Trustee and (y) $200,000 in the aggregate in any calander year to the Lockbox Banks and the Paying Agent;

     (c) third, to the Servicer, the Basic Servicing Fee (less any amounts paid pursuant to Section 8.1(b) as a result of AmeriCredit's failure to pay thereunder) and any Supplemental Servicing Fees for the related Collection Period, as well as any amounts specified in the Servicing and Custodian Agreement;

     (d) fourth, to the Noteholders Account (or as the Noteholders may otherwise direct in writing to the Borrower), an amount equal to all interest on Advances which has accrued hereunder and which is due or remains unpaid on such Payment Date;

     (e) fifth, for any and all principal and other amounts that the Borrower is required to or has agreed to make a payment pursuant to Section 2.4.2(a) or Section 2.5, as applicable, to the Noteholders Account (or as the Noteholders may otherwise direct in writing to the Borrower) to the extent not already paid by or on behalf of the Borrower, an amount equal to such repayment;

     (f) sixth, following the occurrence of an Event of Default, to the Noteholders, any amount due or to become due under the Credit Documents (including, without limitation, any amounts necessary to bring the aggregate principal balance of all outstanding Advances to zero and the reasonable fees and expenses of any receiver or receiver and manager appointed by the Noteholders pursuant to the Security Agreement);

     (g) seventh, to the Reserve Fund Account, an amount equal to the positive difference between (i) the Required Reserve Fund Amount and (ii) the amount on deposit in the Reserve Fund Account;

     (h) eighth, to the Noteholders Account (or as the Noteholders may otherwise direct in writing to the Borrower), any and all principal and other amounts (including all indemnities and expenses) then due from the Borrower or the Servicer to the Noteholders under any Credit Documents;

     (i) ninth, to the Derivative Supplement Account, an amount equal to the positive difference between (i) the Required Derivative Supplement Amount and (ii) the amount on deposit in the Derivative Supplement Account;

     (j) tenth, to the Trustee any Trustee Fees due and payable to the Trustee not paid pursuant to Section 8.1(b); and

     (k) eleventh, to the Borrower, any balance remaining in the Collection Account to the Borrower's Account or as the Borrower shall direct; provided that the Borrower

                                       32-

            shall not withdraw any amount from the Collection Account if the aggregate outstanding principal amount of all Advances on such Payment Date is greater than the Receivables Borrowing Base on such Payment Date; and provided further that after the occurrence of an Event of Default no amount shall be paid to the Borrower from the Collection Account until such time as the Obligations are repaid in full and all amounts in the Collection Account shall be paid to the Noteholders on account of the Obligations.

     8.1.2 (a) Subject to subsection (b) below, funds on deposit in the Collection Account shall be invested in Eligible Investments by the Paying Agent at the written direction of AmeriCredit; provided that if such Eligible Investments are not available or an Event of Default shall have occurred, such investments shall be made in the investment described in subclause (iv) of the definition of Eligible Investments; provided further, that if no such written direction shall have been received, such funds shall be invested in the investment described in subclause (iv) of the definition of Eligible Investments. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

     (b) Funds on deposit in the Collection Account shall be invested by the Paying Agent in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the Payment Date and otherwise in accordance with the provisions of Section 8.1 hereof. On the last day of each Monthly Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder by the Borrower. Realized losses, if any, on amounts invested in such Eligible Investments shall not be the responsibility of the Paying Agent and shall be charged against AmeriCredit.

8.2  Lender's Recourse.

     Nothing in Section 8.1 shall be construed as limiting the Noteholders recourse against the Borrower under this Agreement or any other Credit Document.

                                    ARTICLE 9
                                     DEFAULT

9.1  Events of Default

     Each of the following events shall constitute an event of default (an "Event of Default") under this Agreement:

     (a) the Borrower fails to pay any amount of principal when due or to pay interest, fees or other Obligations within one (1) Business Day of the date on which such amount was due and payable; or

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                                       33-

     (b) the Borrower, AmeriCredit, the Servicer, AFC or the Custodian does not observe or perform any covenant or obligation contained in any Credit Document to which it is a party and such default is not remedied within three (3) Business Days after the occurrence thereof; or

     (c) the Borrower, AmeriCredit, the Servicer, AFC or the Custodian makes any representation or warranty under any Credit Document to which it is a party which is incorrect or incomplete when made or deemed to be made and which remains incorrect or incomplete on the date which is three (3) Business Days after the date when it was made or deemed to be made; or

     (d) the Borrower, AmeriCredit Corp., AFC or AmeriCredit defaults in payment after any applicable grace period under one or more agreements or instruments under or pursuant to which Debt was incurred or created or permits any other event of default to occur and to continue after any applicable grace period specified in such agreements or instruments, if one or more of such defaults or events could result in Debt of the Borrower, AmeriCredit Corp., AFC or AmeriCredit in excess of 2% of the Tangible Net Worth of AmeriCredit Corp. becoming due prior to its stated maturity, or, if such Debt arises under a guarantee, being demanded under such guarantee; or

     (e) the Borrower, AmeriCredit Corp., AFC or AmeriCredit ceases or threatens to cease to carry on its business generally or admits its inability or fails to pay its debts generally as they become due; or

     (f) the Borrower, AmeriCredit Corp., AFC or AmeriCredit becomes bankrupt (voluntarily or involuntarily), or becomes subject to any proceeding seeking liquidation, arrangement, relief of creditors or the appointment of a receiver or trustee over any material part of its Property; or

     (g) the Borrower, AmeriCredit Corp., AFC or AmeriCredit becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, or seeks relief under any bankruptcy, insolvency or analogous law of any other jurisdiction, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition; or

     (h) the Borrower, AFC or AmeriCredit denies its obligations under any Credit Document to which it is a party or claims any of the Credit Documents to be invalid or withdrawn in whole or in part; or

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                                       34-

     (i) in the event that any of the Credit Documents or any material provision thereof becomes unlawful or is changed, by virtue of legislation or by a court, statutory board or commission, the Borrower, AmeriCredit or AFC, as applicable, does not, within fifteen (15) Business Days of such Credit Document or such material provision becoming unlawful or being changed to its knowledge, replace such Credit Document with a new agreement which is in form and substance satisfactory to the Noteholders or amend such Credit Document to the satisfaction of the Noteholders; or

     (j) a judgment, order, writ of execution, garnishment or attachment or similar process is issued or levied in an amount equal to or greater than 2% of the Tangible Net Worth of AmeriCredit Corp. from time to time against any of the Property of the Borrower, AmeriCredit Corp., AFC or AmeriCredit and such judgment, writ, execution, garnishment, attachment or similar process is not covered by insurance proceeds received and applied by such entity in respect of such a judgment, etc., or is not released, bonded, satisfied, discharged, vacated or stayed within fifteen (15) days after its entry, commencement or levy; or

     (k) an Encumbrancer takes possession of all or a substantial portion of the Collateral or the Property of the Borrower, AmeriCredit Corp., AFC or AmeriCredit by appointment of a receiver, receiver and manager, or otherwise; or

     (l) the Noteholders shall cease to have a valid and perfected first priority security interest in the Collateral and such security interest is not restored to being a valid and perfected first priority security interest within ten (10) Business Days after the earlier of (i) the Borrower becoming aware thereof, or (ii) notice from the Noteholders; or

     (m) in the reasonable opinion of the Noteholders, a Material Adverse Change occurs with respect to the Borrower, AmeriCredit Corp., AFC or AmeriCredit and, if able to be cured, such Material Adverse Change is not remedied within twenty (20) days of the occurrence thereof; or

     (n) AmeriCredit Corp. ceases at any time to be the direct or indirect beneficial owner of all of the issued and outstanding shares in the capital of the Borrower, AmeriCredit, AFC or any other seller; or

     (o) the Tangible Net Worth of AmeriCredit Corp. ceases at any time to be greater than U.S. $800,000,000; or

     (p) the rating of the senior unsecured indebtedness of AmeriCredit Corp. from Moody's at any time falls below B1; or

     (q) the rating of the senior unsecured indebtedness of AmeriCredit Corp. from S&P at any time falls below B+; or

     (r) the ratio of the Securitization Assets of AmeriCredit Corp. to the Tangible Net Worth of AmeriCredit Corp. is greater than 2.0 at any time; or

                                       35-

     (s) the ratio of the aggregate Adjusted EBITDA of AmeriCredit Corp. for its two most recent fiscal quarters to the aggregate Interest Expense of AmeriCredit Corp. for such fiscal quarters is less than
            1.2 at any time; or

     (t) the periodic due diligence conducted pursuant to Section 7.2.1(e) and (u) hereof, by the Noteholders or their agent in respect of the Collateral reveals that more than 10% of the Contracts (by number) in any sample of 190 or more contracts with U.S. obligors serviced by AmeriCredit reviewed by the Noteholders or their agent displays material non-compliance with the standards contained in the Credit and Collection Policy or any data provided to the Noteholders; or

     (u) the weighted average credit score assigned by the Borrower in accordance with its normal practices and procedures for all Receivables forming part of the Collateral is at any time less than 224; or

     (v) more than 5% of all Receivables forming part of the Collateral have at any time a credit score assigned by the Borrower in accordance with its normal practices and procedures which is lower than 205; or

     (w) more than 50% of the Contracts forming part of the Collateral provide an original number of more than 60 monthly payments; or

     (x) the weighted average credit score assigned by the Borrower in accordance with its normal practices and procedures for all of the Receivables forming part of the Collateral in respect of which the related Contracts provide an original number of more than 60 monthly payments is less than 230; or

     (y) the average of the Portfolio Delinquency Ratios for the three most recently completed Monthly Periods exceeds 5.50%; or

     (z)    the Portfolio Net Loss Ratio for any Monthly Period exceeds 8.00%;
            or

     (aa) the average of the Portfolio In Repossession Ratios for the three most recently completed Monthly Periods is greater than 1.50%; or

     (bb) the Cumulative Net Loss Ratio as of the last day of any Monthly Period for any Receivables Pool exceeds the permissible Cumulative Net Loss Ratio set out in column B of Part I of Schedule F which corresponds to the applicable seasoning of such Receivables Pool set out in column A of Part I of Schedule F; or

     (cc) the average of the Portfolio Extension Ratios for the three most recent Monthly Periods exceeds 2.50%; or

     (dd) a Servicer Termination Event or Net Spread Deficiency shall have occurred and then be continuing and, in the case of the latter, the Noteholders and the Borrower shall not have agreed upon a reduced Advance Rate applicable to the entire Receivables Borrowing Base; or

                                       36-

     (ee) except as permitted by the Credit Documents, the Custodian assigns any of its rights and obligations under the Credit Documents; or

     (ff) the occurrence of a Reportable Event (within the meaning of Section 4043 of ERISA) with respect to any Plan, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in the imposition of a Lien on any of the Collateral; or

     (gg) the Borrower becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940; or

     (hh) the amount on deposit in the Derivative Supplement Account is less than the Required Derivative Supplement Amount for a period of two (2) Business Days; or

     (ii) any Event of Default under the Canadian Credit Documents shall have occurred and is continuing.

9.2  Acceleration and Termination of Rights

     If any Event of Default occurs, (i) the Noteholders shall be under no further obligation to make Advances and may declare its obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) the Secured Party (at the direction of the Majority Holders) may declare the Obligations hereunder or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

9.3  Remedies

     Without prejudice to any other rights or remedies available to the Noteholders under the Credit Documents or at law or in equity, whether or not the Noteholders shall have made a declaration contemplated by Section 9.2, the Secured Party (at the direction of the Majority Holders) may take such action or proceedings, at law or in equity, as the Majority Holders in its sole discretion may deem expedient to enforce or realize upon the security interest in the Collateral, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

9.4  Saving

     None of the Noteholders, the Hedge Counterparties and the Secured Party shall be under any obligation to the Borrower or any other Person to realize on any Collateral, enforce the Secured Party's security interest or any part thereof or to require the enforcement by the Borrower of its rights in the Collateral or any part thereof or to allow any of such Collateral to be sold, dealt with or otherwise disposed of. None of the Noteholders, the Hedge Counterparties and the Secured Party shall be responsible or liable to the Borrower or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce such Collateral or any part thereof or the failure to allow any such Collateral to be sold, dealt with or

                                       37-

otherwise disposed of or for any act or omission on its part or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing.

9.5  Perform Obligations

     If an Event of Default has occurred and is continuing and if AmeriCredit, the Servicer, AFC, the Borrower or the Custodian has failed to perform any of its covenants or agreements in the Credit Documents, the Noteholders may bring an action to compel performance or recover damages for breach thereof, and in any event may, but shall be under no obligation to, perform any such covenants or agreements in any reasonable manner without thereby waiving any rights to enforce the Credit Documents. The reasonable expenses (including any legal costs) paid or incurred by the Noteholders in respect of the foregoing shall be secured by the security interest granted in the Collateral.

9.6  Third Parties

     No Person dealing with the Noteholders or any agent of the Noteholders shall be concerned to inquire whether the security interest has become enforceable, or whether the powers which the Noteholders or any such agent is purporting to exercise are or have become exercisable, or whether any Obligations remain outstanding upon the security interest granted to the Lender, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the security interest granted to the Lender in, to and under the Collateral or any part thereof.

9.7  Remedies Cumulative

     The rights and remedies of the Noteholders under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Noteholders of any right or remedy for a default or breach of any term, covenant, condition or agreement contained herein or in any of the other Credit Documents shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Noteholders may be lawfully entitled for the same default or breach. Any waiver by the Noteholders of the strict observance, performance or compliance with any term, covenant, condition or agreement contained herein or in any of the other Credit Documents, and any indulgence granted by the Noteholders shall be deemed not to be a waiver of any subsequent default.

9.8  Set-Off or Compensation

     In addition to and not in limitation of any rights now or hereafter granted under applicable law, at any time after an Event of Default has occurred and is continuing, the Noteholders may at any time and from time to time without notice to the Borrower or any other Person, any notice being expressly waived by the Borrower, set off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Noteholders to or for the credit of or the account of the Borrower, against and on account of the Obligations hereunder notwithstanding that any of them are contingent or unmatured.

                                       38-

                                   ARTICLE 10
                             CHANGE OF CIRCUMSTANCES

10.1 Change in Law

     In the event of any change in any applicable law, rule, guideline, regulation, treaty or official directive (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other authority or entity charged with the administration thereof with which the Noteholders is required to comply or with which the Noteholders, in its sole discretion, considers it necessary or advisable to comply and which now or hereafter:

     (a) subjects the Noteholders to any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrower, AmeriCredit or the AFC to the Noteholders under this Agreement (except for taxes on the overall net income of the Noteholders);

     (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of the Noteholders; or

     (c) imposes on the Noteholders or expects there to be maintained by the Noteholders any capital adequacy or additional capital requirements in respect of any Advances, the Credit Facility Limit or any other condition with respect to this Agreement, and the result of any of the foregoing shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by the Noteholders hereunder or its effective return hereunder in respect of making, maintaining or funding such Advance, the Noteholders shall determine that amount of money which shall compensate it for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon the Noteholders having determined that they are entitled to Additional Compensation in accordance with the provisions of this Section 10.1, the Noteholders shall promptly so notify the Borrower and the Servicer. The Noteholders shall provide to the Borrower and the Servicer a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a duly authorized officer of the Noteholders setting forth the Additional Compensation and the basis of calculation therefor, which shall be prima facie evidence of such Additional Compensation in the absence of manifest miscalculation or error. The Borrower and AmeriCredit shall pay to the Noteholders within ten (10) Business Days of the giving of such notice the Additional Compensation calculated to the date of such notification.

10.2 Repayment of Ratable Portion

     If the Noteholders give the notice provided for in Section 10.1 with respect to any Advance (an "Affected Advance"), the Borrower and AmeriCredit may, upon two (2) Business Days' notice to that effect given to the Noteholders (which notice shall be irrevocable), repay in full the Affected Advance together with accrued and unpaid interest on the principal amount so prepaid up to the date of such repayment and such Additional Compensation as may be

                                       39-

applicable to the date of such payment, provided that the provisions of Section
2.5 shall apply to any such repayment, and upon such payment being made, the Noteholders obligations, if any, to make Advances under this Agreement shall terminate and the Credit Facility Limit shall be reduced by the amount repaid.

10.3 Illegality

     If the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof or compliance by the Noteholders with any request or direction (whether or not having the force of law) of any such authority, central bank or comparable agency or entity, now or hereafter makes it unlawful or impossible for the Noteholders to make, fund or maintain an Advance or to perform its obligations in respect of such an Advance, the Noteholders may, by written notice thereof to the Borrower, AmeriCredit, the Custodian and the Servicer, declare its obligations under this Agreement to be terminated whereupon the same shall forthwith terminate, and the Borrower and AmeriCredit shall repay within the time required by this Agreement or, if shorter, the time required by such law (or at the end of any longer period as the Noteholders in their sole discretion have agreed to) the principal or face amount of such Advance together with accrued interest, such Additional Compensation as may be applicable to the date of such payment provided that the provisions of Section 2.5 shall apply to any such repayment. If any such change shall only affect a portion of the Noteholders obligations under this Agreement which is, in the opinion of the Noteholders, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Borrower, AmeriCredit, the Custodian and the Servicer hereunder, the Noteholders and AmeriCredit shall only declare its obligations under that portion so terminated.

                                   ARTICLE 11
                             SUCCESSORS AND ASSIGNS

11.1 Successors and Assigns

     11.1.1 The Credit Documents to which the Borrower is a party shall inure to the benefit of the Noteholders and its successors and assigns and shall be binding upon and inure to the benefit of the Borrower and its successors and permitted assigns. The Borrower shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents to which it is party, without the prior written consent of the Noteholders.

     This Agreement shall be binding upon AmeriCredit, AFC and their successors and permitted assigns. Neither AmeriCredit nor AFC shall assign any rights and/or obligations with respect to this Agreement or any of the other Credit Documents to which it is party without the prior written consent of the Noteholders and the Secured Party.

     The rights and obligations of the Noteholders under this Agreement are assignable in whole or in part to any Person; provided that in connection with any such assignment, the

                                       40-

Borrower shall have no obligation to indemnify the Noteholders or the applicable assignee for any withholding taxes imposed on payments made by the Borrower hereunder which arise pursuant to such assignment. The Noteholders may grant participations in the Credit Facility to any Person. The Borrower hereby consents to the disclosure of any information relating to the Borrower to any potential assignee or participant; provided that the Noteholders shall not disclose to any potential participant any information relating to the Borrower, AmeriCredit, AmeriCredit Corp., AFC, the Servicer, the Custodian or the Collateral which is not publicly available until such time as such potential participant has entered into a confidentiality agreement in form and substance reasonably acceptable to the Borrower and the Noteholders.

     Notwithstanding any other provisions of this Agreement, the Noteholders agree that they shall not offer to assign any portion of its rights and obligations under this Agreement without providing prior written notice thereof to the Borrower; provided that after the occurrence of an Event of Default which has not been waived no such notice shall be required. The Noteholders shall not be required to provide notice to the Borrower of the granting of any participation in the Credit Facility.

     11.1.2 The sale or other transfer of a participation by the Noteholders of its interest (or a part thereof) hereunder or a payment by a participant to the Noteholders as a result of the participation will not constitute a payment hereunder to the Noteholders or an Advance to the Borrower.

11.2 Participation

     The Noteholders may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement, but the participant shall not thereby become a Noteholder and:

     (a) the Noteholders obligations under this Agreement shall remain unchanged;

     (b) the Noteholders shall remain solely responsible to the Borrower for the performance of such obligations;

     (c) the Borrower and AmeriCredit shall continue to deal solely and directly with the Noteholders in connection with the Noteholders rights and obligations under this Agreement; and

     (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Person therefrom.

                                       41-

                                   ARTICLE 12
                                THE PAYING AGENT

12.1      Duties of the Paying Agent

          (a) The Secured Party hereby appoints Bank One, NA, to act solely on its, the Hedge Counterparties and the Noteholders' behalf as Paying Agent hereunder, and Bank One, NA, hereby accepts such appointment. The Paying Agent, both prior to the occurrence of a Event of Default hereunder and after an Event of Default shall have been cured or waived, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement and in accordance with the Securities Account Control Agreement.

          (b) All Collections received by the Paying Agent from the Servicer or otherwise will, pending remittance to the party entitled thereto, be held in trust by the Paying Agent for the benefit of the Noteholders and the Hedge Counterparties and together with all other payment obligations of the Borrower hereunder owing to the Noteholders and the Hedge Counterparties, shall be payable to the Noteholders and the Hedge Counterparties in accordance with the provisions hereof.

12.2              Compensation and Indemnification of Paying Agent.

          (a) The Paying Agent shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses (including, but not limited to, (i) securities transaction charges not waived due to the Paying Agent's receipt of a payment from a financial institution with respect to certain Eligible Investments and (ii) the compensation and expenses of its counsel and agents) pursuant to a separate letter agreement among the Paying Agent, the Servicer and the Borrower. To the extent not already paid by the Servicer, all such amounts shall be payable from funds available therefor in accordance with Section 8.1 hereof. Notwithstanding any other provisions in this Agreement, the Paying Agent shall not be liable for any liabilities, costs or expenses of the Borrower arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or from a failure to comply therewith).

          (b) AmeriCredit, as the sole beneficial owner of the Borrower, shall indemnify the Paying Agent, its officers, directors, employees and agents for, and hold it harmless against any loss, liability or expense incurred without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with (i) the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. The provisions of this
                  Section 12.2 shall survive the termination of this Agreement.

                                       42-

12.3              Liability of the Paying Agent.

          (a) The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Paying Agent and, in the absence of bad faith on the part of the Paying Agent, the Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent and conforming to the requirements of this Agreement.

          (b) The Paying Agent shall not be liable for an error of judgment made in good faith by an authorized officer, unless it shall be conclusively proved in a judicial proceeding that the Paying Agent shall have been negligent in ascertaining the pertinent facts of which the Paying Agent is required by the terms of this Agreement or any other Credit Documents to make itself aware.

          (c) The Paying Agent shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement.

          (d) The Paying Agent shall not be charged with knowledge of any Event of Default unless an authorized officer obtains actual knowledge of such event or the Paying Agent receives written notice of such event from the Borrower, AmeriCredit, the Noteholders or the Secured Party, as the case may be.

          (e)     Reserved.

          (f) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Custodian under any Credit Agreement.

          (g) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, any servicer's certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (h) The Paying Agent may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

                                       43-

          (i) The Paying Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

12.4     Limitation on Liability of the Paying Agent and Others

         The directors, officers, employees or agents of the Paying Agent shall not be under any liability to the Noteholders, the Hedge Counterparties, the Secured Party or any other Person hereunder or pursuant to any Credit Document or other document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this
                                                    --------  -------
provision shall not protect the directors, officers, employees and agents of the Paying Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 12.3 hereof, the Paying Agent shall not be under any liability to the Noteholders, the Hedge Counterparties, the Secured Party or any other Person for any action taken or for refraining from the taking of any action in its capacity as Paying Agent pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however,
                                                             --------  -------
that this provision shall not protect the Paying Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Paying Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any
                               -----
Person respecting any matters arising hereunder. The Paying Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to administer the collections on the Receivables and the Collection Account in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

13.1     Capitalized Terms

         All capitalized terms used in any of the Credit Documents to which the Noteholders, AmeriCredit, AFC and the Borrower are parties which are defined in this Agreement shall have the respective meanings defined herein unless otherwise defined in the other Credit Document.

13.2     Severability

         Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not be affected.

                                       44-

13.3     Amendment, Supplement or Waiver

         No amendment, supplement or waiver of any provision of any of the Credit Documents, nor any consent to any departure by the Borrower or the Custodian therefrom, shall be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Noteholders (and, in the case of an amendment or supplement to this Agreement, by the Secured Party (at the direction of the Majority Holders), the Borrower, AFC, the Custodian, AmeriCredit and the Servicer), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or act or omission of the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by the Borrower or the Custodian of any provision of the Credit Documents to which it is a party or the rights resulting therefrom.

13.4     Governing Law

         Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York and the federal laws of the United States. Each party to this Agreement hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan in the State of New York and all courts competent to hear appeals therefrom.

13.5     This Agreement to Govern

         In the event of any conflict between the terms of this Agreement and the terms of any other Credit Document, the provisions of this Agreement shall govern to the extent necessary to remove the conflict.

13.6     Permitted Encumbrances

         The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Noteholders that such Encumbrance shall have priority over the Security.

13.7     Expenses and Indemnity

         All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Noteholders by the Borrower, AmeriCredit, AFC, the Servicer or the Custodian under this Agreement shall be supplied without cost to the Noteholders. The Servicer shall pay on demand all reasonable out of pocket costs and expenses of the Noteholders (including long distance telephone and courier charges and the reasonable fees and expenses of legal counsel to the Noteholders), incurred in connection with
(i) the preparation, execution, delivery, administration, periodic review, modification or amendment of the Credit Documents; (ii) any enforcement of the Credit Documents; (iii) obtaining advice as to its rights and responsibilities in connection with this Agreement and the Credit Documents; (iv) reviewing, inspecting and appraising the Collateral that is the subject of the Security at reasonable intervals; and (v) all other matters relating to this Agreement and the other Credit Documents; provided that, prior to the occurrence of an Event of Default, the Servicer shall not

                                       45-

be required to pay the Noteholders in any given calendar year more than U.S. $20,000 on account of out-of-pocket costs and expenses relating to the Noteholders ongoing due diligence in respect of, and the Noteholders monitoring of, the Borrower, AmeriCredit, the Custodian and/or the Servicer and the performance of their respective obligations under the Credit Documents; and provided further that the Borrower shall not be required to pay the Noteholders more than U.S. $75,000 in connection with legal fees (exclusive of taxes and disbursements) payable by the Noteholders to Thacher Proffitt & Wood relating to services performed up to the Closing Date in connection with the transactions contemplated by the Credit Documents. Such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

     The Borrower and AmeriCredit shall indemnify the Noteholders against any liability, obligation, loss or expense which it may sustain or incur as a consequence of (i) any representation or warranty made herein by the Borrower, AmeriCredit, AFC, the Servicer or the Custodian which was incorrect at the time it was made or deemed to have been made, (ii) a default by the Borrower, AmeriCredit, AFC, the Servicer or the Custodian in the payment of any sum due from it (irrespective of whether an Advance is deemed to be made to the Borrower to pay the amount that the Borrower has failed to pay), including, but not limited to, all sums (whether in respect of principal, interest or any other amount) paid or payable to Noteholders of funds borrowed by the Noteholders in order to fund the amount of any such unpaid amount to the extent the Noteholders is not reimbursed pursuant to any other provision of this Agreement, (iii) the failure of the Borrower, AmeriCredit, AFC, the Servicer or the Custodian to complete any Advance or make any payment after notice therefor has been given under this Agreement, and (iv) any other default by the Borrower, AmeriCredit, AFC, the Servicer or the Custodian hereunder. A certificate of the Noteholders as to the amount of any such liability, obligations, loss or expense shall be prima facie evidence as to the amount thereof, in the absence of manifest miscalculation or error.

     In addition, the Borrower and AmeriCredit shall indemnify the Noteholders, the Secured Party, the Hedge Counterparties and their directors, officers, employees and representatives (the "Indemnified Parties") from and against any and all actions, proceedings, claims, losses, damages, liabilities, expenses and obligations of any kind that may be incurred by or asserted against any of them by any third party as a result of or in connection with the making of any Advance hereunder, other than any such claim arising from the gross negligence or wilful misconduct of the Noteholders, the Secured Party, the Hedge Counterparties or any other Indemnified Party. Whenever any such claim shall arise, the Indemnified Party shall promptly notify the Borrower and the Servicer of the claim and, when known, the facts constituting the basis for such claim, and if known, the amount or an estimate of the amount of the claim. The failure of an Indemnified Party to give notice of a claim promptly shall not adversely affect the Indemnified Party's rights to indemnity hereunder, except to the extent such failure adversely affects the right of the Borrower and the Servicer to assert any reasonable defense to such claim. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification under this Section 13.7, without the prior written consent of the Borrower and the Servicer. The Borrower and the Servicer at their sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or any legal proceeding resulting therefrom. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Borrower or the Servicer does not assume the defense of any such claim or litigation resulting

                                       46-

therefrom, the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate and at the expense of the Borrower and the Servicer, including, but not limited to, settling such claim or litigation, after giving notice of the same to and receiving the consent of the Borrower and the Servicer (which consent shall not be unreasonably withheld). In such case the Borrower and the Servicer shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense.

      The agreements in this Section shall survive the termination of this Agreement and the repayment of the Obligations.

13.8  Manner of Payment and Taxes

      All payments to be made by the Borrower, AmeriCredit, the Servicer, AFC and the Custodian pursuant to the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, other than taxes on the overall net income of the Noteholders. If any Tax is deducted or withheld from any payments under the Credit Documents, the payor shall promptly remit to the Noteholders in the currency in which such payment was made, the equivalent of the amount of Tax so deducted or withheld together with the relevant receipt addressed to the Noteholders. If the payor is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Noteholders the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such Tax.

      If any of the Borrower, AmeriCredit, the Servicer, AFC and the Custodian makes any payment pursuant to the immediately preceding paragraph, and the Noteholders receives any tax benefit under the laws of the United States, any political subdivision thereof or any other jurisdiction that the Noteholders would not have received had the payor not made the payment, the Noteholders shall pay the payor the amount of the tax benefit after it is received, to the extent that the payment by the Noteholders does not place the Noteholders in a worse position than it would have been had no payment been made by the payor. If the payor makes any payment under this Section for the account of the Noteholders, the Noteholders shall take reasonable steps to minimize the net amount payable by the payor under this Section, but the Noteholders shall not be obliged to disclose any information to the payor concerning its income or taxes that is not otherwise publicly available.

13.9  Third Party Beneficiary

      Each of the Secured Party and each Hedge Counterparty is an intended and expressed third party beneficiary under this Agreement.

13.10 Notices

      13.10.1 Any notice, document or other communication required or permitted to be given to the Borrower under the provisions of this Agreement shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Borrower at:

                                       47-

               AmeriCredit ML Trust
               1011 Centre Road, Suite 200
               Wilmington, Delaware 190805-1266
               Attention:           Corporate Trust Administration
               Facsimile No.:       (302) 636-3222

               with a copy to:

               AmeriCredit Corp.
               801 Cherry Street, Suite 3900
               Fort Worth, Texas 76102
               Attention:           General Counsel
               Facsimile No.:       (817) 302-7915

and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Borrower may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 13.10.

      13.10.2 Any notice, document or other communication required or permitted to be given to AmeriCredit under the provisions of this Agreement or any other Credit Document shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Custodian at:

               AmeriCredit Financial Services, Inc.
               801 Cherry Street, Suite 3900
               Fort Worth, Texas 76102
               Attention:           Mr. Preston Miller
               Facsimile No.:       (817) 302-7942

and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. AmeriCredit may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 13.10.

      13.10.3 Any notice, document or other communication required or permitted to be given to the Noteholders or the Secured Party under the provisions of this Agreement or any other Credit Document shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Noteholders or the Secured Party at:

               Merrill Lynch Mortgage Capital Inc.
               4 World Financial Center, 22/nd/ Floor
               New York, New York 10080

                                       48-

               Attention:         Jeffrey S. Cohen and Michael Blum
               Facsimile No.:     (212) 449-6673
                                  (201) 671-4558 (until December 31, 2001 or
                                                  otherwise notified by Merrill
                                                  Lynch Mortgage Capital Inc.)

               with a copy to:

               Merrill Lynch Mortgage Capital Inc.
               101 Hudson Street
               Jersey City, New Jersey 07302
               Attention:         Operations
               Facsimile No.:     (201) 557-1369

and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Noteholders or the Secured Party may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 13.10.

      13.10.4 Any notice, document or other communication required or permitted to be given to the Paying Agent under the provisions of this Agreement shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Paying Agent at the address set forth in the Multi-Party Remittance Processing Agreement, and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Paying Agent may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 13.10.

13.11 Borrower's Account

      Unless the Borrower otherwise notifies the Noteholders in writing, all Advances shall be made by wire transfer into the following account (the "Borrower's Account") of the Borrower:

               Bank:         Wells Fargo
               Account #:    4159701481
               ABA:          121-000-248
               Attn:         AmeriCredit Master Account

13.12 Noteholders Account

      Unless the Noteholders otherwise notify the Borrower in writing, all payments to be made by the Borrower to the Noteholders pursuant to this Agreement or any other Credit

                                       49-

Document shall be made by wire transfer into the following account (the "Noteholders Account") of the Noteholders:

                  Bank:        Bankers Trust
                  Account:     Merrill Lynch Mortgage Capital Inc.
                  Account #:   00812914
                  ABA:         021-001-033
                  Attn:        Bryan Gallagher
                  Re:          MLMCI Matched

13.13 Time of the Essence

      Time shall be of the essence in this Agreement and each of the other Credit Documents.

13.14 Further Assurances

      Each of the Borrower and AmeriCredit shall, at the request of the Noteholders, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Noteholders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

13.15 Term of Agreement

      Except as otherwise provided herein, this Agreement shall remain in full force and effect until such time as (a) all of the Obligations owing hereunder from time to time have been paid and performed in full, and (b) the Noteholders has released the Borrower and AmeriCredit from their respective obligations under this Agreement (except those which arise pursuant to those provisions which by their terms are expressly intended to survive any termination of this Agreement) pursuant to an instrument in writing signed by the Noteholders.

13.16 Payments on Business Day

      Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day.

13.17 Counterparts and Facsimile

      This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

                                       50-

13.18 Entire Agreement

      This Agreement and the other Credit Documents constitute the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

13.19 No Recourse

      It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust (Delaware), not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Bankers Trust (Delaware) but is made and intended for the purpose of binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust (Delaware), individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Bankers Trust (Delaware) be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any related documents.

                            [signature page follows]

                                       51-

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                        AMERICREDIT FUNDING CORP. VIII

                                        By: ___________________________________
                                             Name:
                                             Title:

                                        AMERICREDIT FINANCIAL SERVICES, INC.

                                        By: ___________________________________
                                             Name:
                                             Title:


                                        AMERICREDIT ML TRUST

                                        By:  BANKERS TRUST (DELAWARE),
                                             not in its individual capacity but
                                             solely as Trustee on behalf of the
                                             Borrower.


                                        By:  __________________________________
                                              Name:
                                              Title:


                                        AMERICREDIT CORP.

                                        By: ___________________________________
                                             Name:
                                             Title:

                                     MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                     as a Noteholder and as Secured Party

                                     By: ___________________________________
                                          Name:
                                          Title:

                                     BANK ONE, NA,
                                     as Paying Agent

                                     By: ___________________________________
                                          Name:
                                          Title:

                                   SCHEDULE A

                                  DEFINED TERMS


"Additional Compensation" has the meaning attributed to such term in Section
10.1.

"Adjusted EBITDA" means, with respect to AmeriCredit Corp., earnings before interest, taxes, depreciation, and amortization, plus cash distributions from the trusts created in connection with securitizations sponsored by the Custodian (i.e., residual interest income) minus any non-cash gain on the sale of receivables.

"Advance" means a borrowing by the Borrower pursuant to this Agreement, and any reference relating to the amount of Advances shall mean the sum of the aggregate principal amount of all outstanding Advances.

"Advance Rate" means (i) 92% prior to the occurrence of a Net Spread Deficiency, or (ii) from and after the occurrence of a Net Spread Deficiency as determined by the Noteholders and agreed to by the Borrower; provided however, the Noteholders shall have the right in their reasonable business judgment to adjust the Advance Rate accordingly at any time, if in the sole determination of the Noteholders the investment grade level of enhancement for any Securitization has increased or is likely to increase beyond 7%.

"AFC" has the meaning attributed to such term in the recitals to this Agreement.

"AFC's Counsel" means Dewey Ballantine LLP and Chris A. Choate, as the case may be.

"Affected Advance" has the meaning attributed to such term in Section 10.2.

"Aggregate Outstanding Balance" means, on any day, with respect to the Receivables forming part of the Collateral, the aggregate Outstanding Balance of such Receivables on such day; and such term has a corresponding meaning with respect to any other receivables.

"AmeriCredit" has the meaning attributed to such term in the recitals to this Agreement.

"AmeriCredit Corp." means AmeriCredit Corp., a corporation incorporated pursuant to the laws of the State of Texas, and its successors.

"AmeriCredit's Counsel" means Dewey Ballantine LLP and Chris A. Choate, as the case may be.

"Amount Financed" means, with respect to a Contract and the related Receivable, the aggregate amount of credit extended to the related Obligor in connection with the purchase (or financing or refinancing of the purchase) of the related Financed Vehicle including any taxes, insurance and related costs financed in connection therewith, as set out in the Receivable Files.

                                       2-

"APR" means, with respect to any Receivable, the annual rate of interest (or finance charges) specified in the related Contract; and such term has a corresponding meaning with respect to any other receivable.

"Basic Servicing Fee" has the meaning attributed to such term in the Servicing and Custodian Agreement.

"Borrower" means AmeriCredit ML Trust, a Delaware Business Trust pursuant to the laws of the State of Delaware, and its successors and permitted assigns hereunder.

"Borrower's Account" has the meaning attributed to such term in Section 13.11.

"Borrower's Counsel" means Richards, Layton & Finger as special Delaware counsel to the Borrower.

"Borrowing Base" means, on any day, an amount equal to the sum of (a) Receivables Borrowing Base on such day, and (b) provided that no Event of Default or Pending Event of Default has occurred and is then continuing, and no Net Spread Deficiency has occurred and is then continuing, the aggregate amount on deposit in the Collection Account representing principal collected on the Receivables at the close of business on the Borrowing Base Determination Date; provided that if such Borrowing Base Determination Date or the day for which this calculation is being made is a Payment Date or a Payment Date will occur between two such dates, the amount determined pursuant to this clause (b) shall be deemed to be nil.

"Borrowing Base Certificate" means a certificate substantially in the form attached hereto as Schedule I.

"Borrowing Base Determination Date" means (a) in respect of the determination of a Borrowing Base pursuant to a Drawdown Notice or a Repayment Notice, the date of the first Business Day immediately prior to such Drawdown Notice or Repayment Notice, and (b) in respect of the calculation of the Receivables Borrowing Base pursuant to Section 2.4.2, the preparation of a Borrowing Base Certificate pursuant to Section 2.6.3, or the preparation of a Monthly Servicer Report pursuant to Section 7.2.1(s), the last day of the immediately preceding calendar month; provided, that, if one or more Borrowing Base Determination Dates has occurred since such last day of the month, the applicable day shall be the most recent Borrowing Base Determination Date.

"Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in New York City or Columbus, Ohio is authorized or obligated by law or executive order to be closed.

"Canadian Credit Documents" means the Credit Agreement, dated as of August 23, 2001, between AmeriCredit Financial Services of Canada Ltd., AmeriCredit and Merrill Lynch Capital Canada Inc. and the other "Credit Documents" (as defined therein) related thereto.

"Capital Lease" has the meaning attributed to such term in the Trust Agreement.

                                       3-


"Charge-off" means the Aggregate Outstanding Balance of all receivables included in the Managed Serviced Portfolio which (i) are more than 120 days past due (excluding In Repossessions and receivables for which the Obligor is bankrupt), or (ii) the applicable servicer has charged-off (or in respect of which such servicer has otherwise determined in good faith that payments relating thereto are not likely to be resumed); and the term "Charged-off" has a corresponding meaning.

"Closing Date" means _________ __, 2001.

"COF" means, with respect to any Interest Period, the rate of interest per annum allocated by a Noteholder to fund or maintain its Advances, as determined by such Noteholder and reported to the Borrower.

"Collateral" has the meaning attributed to such term in the Security Agreement, as amended, supplemented, restated or replaced from time to time.

"Collection Account" means the segregated interest bearing account maintained by the Borrower for the Noteholders at Bank One, NA (account: AmeriCredit ML Trust) having account number 6800061700 (ABA: 044-000-037; DDA# 9802-18675) for the
purpose of depositing the Collections forming part of the Collateral.

"Collections" means the aggregate of all payments and proceeds (including Insurance Proceeds and the proceeds of disposition of any Financed Vehicle received as a result of the enforcement of the terms of the related Contract) received by the Borrower in respect of any Collateral.

"Commitment Fee" has the meaning attributed to such term in Section 3.3.1.

"Concentration Event" has the meaning attributed to such term in Section 2.7.

"Contract" means a conditional sale agreement, instalment sale contract, instalment loan agreement or other financing agreement relating to a Vehicle, which was either (i) originated by the Borrower, or (ii) originated by a dealer, Third Party Lender or AmeriCredit and subsequently assigned to the Borrower, and pursuant to which the related Obligor is required to repay the related Amount Financed in full during the term of such agreement or contract.

"Cram Down Loss" means, with respect to any receivable, if a court of competent jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such receivable by the related Obligor or otherwise modifying or restructuring the scheduled payments to be made on such receivable by the related Obligor, an amount equal to the sum of (i) the excess of the Outstanding Balance of such receivable immediately prior to such order over the Outstanding Balance of such receivable as so reduced and (ii) if such court shall have issued an order reducing the effective rate of interest in respect of such receivable, the excess of the Outstanding Balance of such receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR of such receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                                       4-

"Credit and Collection Policy" means, the Borrower's credit, collection and administration policies with respect to Contracts and Receivables, a copy of which has been delivered to the Noteholders pursuant to Section 5.1(k), as the same may be amended from time to time in accordance with the terms of this Agreement.

"Credit Documents" means this Agreement, the Security Agreement, each Sale and Contribution Agreement, the Master Receivables Purchase Agreement, the Servicing and Custodian Agreement, the Trust Agreement, each Hedge Agreement, the Securities Account Control Agreement, the Multi-Party Remittance Processing Agreement, and all other documents or instruments delivered pursuant to or in connection with this Agreement.

"Credit Facility" has the meaning attributed to such term in Section 2.1.1.

"Credit Facility Limit" means, at any time, the lesser of (i) $500,000,000, and
(ii) the Borrowing Base at such time.

"Cumulative Net Loss" means, as of the last day of any Monthly Period and without duplication, with respect to any Receivables Pool, the difference between (i) the sum of (A) the Aggregate Outstanding Balance of all Liquidated Receivables forming part of such Receivables Pool, as applicable, plus (B) aggregate Cram Down Losses in respect of such Receivables Pool, as applicable, and (ii) any Liquidation Proceeds received with respect to the Liquidated Receivables described in clause (i) immediately above.

"Cumulative Net Loss Ratio" means, as of the last day of any Monthly Period, with respect to any Receivables Pool, the ratio obtained by dividing (i) the sum (without duplication) of (A) Cumulative Net Loss in respect of such Receivables Pool, as applicable, and (B) 50% of the Aggregate Outstanding Balance of all receivables forming part of such Receivables Pool, as applicable, which are more than ninety (90) days past due by (ii) the initial principal balance of such Receivables Pool, as applicable.

"Custodian" means AmeriCredit Financial Services, Inc., a corporation incorporated pursuant to the laws of the State of Delaware, and its successors and permitted assigns under this Agreement.

"Debt" means, at any time, with respect to any Person, without duplication and, except as provided in item (b) below, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated at such time in accordance with GAAP, but excluding, for greater certainty, capital stock, whether or not preferred, which is not referred to in clause (k) below:

     (a) money borrowed (including by way of overdraft) or indebtedness represented by notes payable and drafts accepted representing extensions of credit;

     (b)  the face amount of all bankers' acceptances and similar instruments;

     (c) the amount of any indemnity or reimbursement obligations arising from or relating to letters of credit, letters of guarantee, legally binding comfort letters, guarantees or security bonds issued on behalf of such Person;

                                       5-

     (d) all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments, whether or not any such instruments are convertible into capital, or that are not so evidenced, but that would be considered by GAAP to be indebtedness for borrowed money;

     (e) all obligations upon which interest charges are customarily paid by that Person (including purchase money obligations);

     (f) principal obligations as lessee under Capital Leases, all as determined in accordance with GAAP;

     (g) all obligations (contingent or otherwise) under any Hedge Agreements (after deducting the market value at such time of any collateral or credit support posted or transferred to the applicable counterparty as security for such obligations);

     (h) any deferred purchase price for property or services purchased (including vendor financing in connection with any investment, but excluding trade payables and other liabilities incurred in the ordinary course of business);

     (i) any transfer of property or assets which has been made with recourse to the transferor or any obligation to repurchase any property or assets or to purchase property or assets regardless of the delivery or non-delivery thereof;

     (j)  any amount secured by an Encumbrance;

     (k) any obligation to purchase, redeem or otherwise retire or purchase for cancellation any shares of capital stock in such Person at the option of the holder thereof, including any obligation to so purchase, redeem or otherwise retire or purchase for cancellation any shares of capital stock issuable upon the exchange or conversion of other shares; and

     (l) any contingent obligation incurred for the purpose of or having the effect of providing financial assistance to another entity, including, any guarantee or indemnity (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation included in items (a) through (k) above.

"Defaulted Receivable" means a Receivable with respect to which (i) the Servicer has repossessed the related Financed Vehicle, (ii) the Obligor has been identified as being the subject of a current bankruptcy proceeding, or (iii) such Receivable has been Charged-off in accordance with the Credit and Collection Policy or otherwise has determined in good faith that payments thereunder are not likely to be resumed.

"Delinquent Receivable" means a receivable with respect to which $30 or more of a scheduled payment is more than sixty (60) days past due (excluding receivables that are In Repossession).

"Derivative Supplement Account" has the meaning attributed to such term in
Section 3.7.

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                                       6-

"Drawdown Date" means the date, which shall be a Business Day, of any Advance.

"Drawdown Notice" has the meaning attributed to such term in Section 2.3.2.

"Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States; (ii) time deposits in, or bankers acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of
                                       --------  -------
investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company has a credit rating from Moody's and S&P of at least "Prime-1" and "A-1+", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment of contractual commitment to invest therein, a rating from Moody's and S&P of at least "Prime-1" and "A-1+", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depository institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 31 days) having, at the time of investment of contractual commitment of invest therein, a credit rating from Moody's and S&P of at least "Prime-1" and "A-1+", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "Prime-1" and "A-1+", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof, so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "Prime-1" and "A-1+", respectively.

"Eligible Receivable" means a Receivable which at all times meets the eligibility criteria set out on Schedule J.

"Encumbrance" means, in respect of any Person, any mortgage, debenture, pledge, lien, charge, assignment by way of security, hypothecation or security interest granted or permitted by such Person or arising by operation of law, in respect of any of such Person's property or assets, or any consignment or Capital Lease of property by such Person as consignee or lessee or any other security agreement, trust or arrangement, having the effect of security for the payment or performance of any debt, liability or obligation; and the terms "Encumbrances", "Encumbrancer", "Encumber" and "Encumbered" shall have corresponding meanings.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" has the meaning attributed to such term in Section 9.1.

"Excess Advances" has the meaning attributed to such term in Section 2.4.2.

                                       7-

"Financed Vehicle" means, in respect of a Contract and the related Receivable, the Vehicle, together with all accessions thereto, securing the related Obligor's indebtedness in connection with such Contract and the related Receivable; and such term shall have a corresponding meaning in respect of any other receivable.

"GAAP" means generally accepted accounting principles, as applied in the United States of America.

"Hedge Agreement" means an interest rate cap agreement acceptable to the Majority Holders which provides for monthly payments by the interest rate cap provider. The interest rate cap agreement must meet the following requirements:
(i) the strike rate of the cap agreement shall be set at a level that will not result in a Net Spread Deficiency; (ii) all amounts payable under the interest rate cap agreement by the Hedge Counterparty (or any credit support provider for the counterparty) thereunder shall be required to be paid by such counterparty (or any credit support provider for the counterparty) directly into the Collection Account; (iii) the notional amount thereunder shall amortize according to the scheduled amortization of the Receivables which are held as Collateral as of the date of the purchase of the cap agreement, assuming the pool of receivables has an ABS prepayment speed of 1.5%, including defaults (or such other prepayment speed as agreed by the parties) with respect to such Receivables and (iv) in aggregate, the Hedge Agreement(s) shall cover at least 100% of the Borrowing Base (and may be adjusted to ensure compliance) and remain in effect for at least as long as the latest maturing Receivables securing the Borrowing Base. The Borrower shall deliver a copy of each Hedge Agreement entered into between the Borrower and any other Person.

"Hedge Counterparty" means either (x) Merrill Lynch Capital Services, Inc. or
(y) any bank that has a long-term unsecured debt rating of at least "A" from S&P and "A1" from Moody's and a short-term unsecured debt rating of "A-1" from S&P and "Prime-1" from Moody's.

"Hedge Strategy" has the meaning attributed to such term in Section 3.7.

"In Repossession" means the Aggregate Outstanding Balance of all receivables included in the Managed Serviced Portfolio in respect of which the related Financed Vehicle has been repossessed but not disposed of.

"including" means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar item or items immediately following it and "include" and "includes" have similar non-restrictive meanings.

"Indemnified Parties" has the meaning set out in Section 13.7.

"Insurance Proceeds" means, with respect to any Contract and the related Receivable, any proceeds collected by the Borrower, the Servicer, AmeriCredit or AFC from claims on any physical damage insurance policies covering the related Financed Vehicle.

"Interest Expense" means, with respect to AmeriCredit Corp. and for any period, AmeriCredit Corp's interest expense during such period for money borrowed (exclusive of any such interest expense on any "off-balance sheet" securitizations or warehouse facilities), calculated in accordance with GAAP.

                                       8-

"Interest Period" means in respect of any Advance, initially the period from and including the Drawdown Date in respect of such Advance to but excluding the first Payment Date in respect of such Advance, and, thereafter, the period from and including each Payment Date in respect of such Advance to but excluding the next Payment Date, up to but excluding the earlier of (A) the date on which the Borrower is required to repay such Advance pursuant to the terms of this Agreement, and (B) the date on which such Advance is repaid in full.

"LIBOR" means, with respect to each Interest Period, the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the first day of such Interest Period, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, for such period and in a principal amount of not less than $1,000,000, are offered at approximately 11:00 a.m. (London time) on such LIBOR Determination Date to prime banks in the London Interbank market by the Reference Banks. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such LIBOR Determination Date for loans in U.S. Dollars, for such period and in a principal amount of not less than $1,000,000, to leading European banks; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be the LIBOR in effect for the previous Interest Period. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "Reference Bank" means a leading bank: (a) engaged in transactions in eurodollar deposits in the international eurocurrency market,
(b) not controlling, controlled by or under common control with the Servicer, AmeriCredit or AFC and (c) having an established place of business in London.

"LIBOR Determination Date" means, with respect to any Interest Period, the second London business day before the commencement of such Interest Period. For this purpose, a "London business day" means any day on which dealings in U.S. dollars are carried on in the London interbank market.

"Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the related Receivable by operation of law as a result of any act or omission by the related Obligor.

"Liquidated Receivable" means a receivable (i) as to which 90 days have elapsed since the related Financed Vehicle was repossessed by the servicer of such receivable, (ii) as to which (A) 210 days or more have elapsed since $30 or more of any scheduled payment thereunder became due, which amount remains unpaid, and
(B) the related Financed Vehicle has been repossessed by the servicer of such receivable, (iii) other than a receivable falling under clause (i) or (ii) as to which 120 days or more have elapsed since $30 or more of any scheduled payment became due, which amount remains unpaid or (iv) in respect of which the servicer

                                       9-

thereof has in good faith determined that it has allocated all amounts that it expects to collect in respect thereof.

"Liquidation Proceeds" means, at any time with respect to a Liquidated Receivable, all amounts realized with respect to such receivable.

"Lock Box Account" means the account maintained by the Borrower at the Arizona branch of Bank One, NA having Account # 0435-4789, into which payments in respect of all Contracts and the related Receivables forming part of the Collateral are to be made by the related Obligors.

"Lock Box Bank" means the Arizona branch of Bank One, NA or any other bank which the Borrower or the Servicer maintains an account controlled (as defined in the applicable UCC) by the Noteholders and has entered into a lock box agreement therefor.

"Majority Holders" has the meaning set forth in the Security Agreement.

"Managed Serviced Portfolio" means, as of any date and without duplication, the Aggregate Outstanding Balance of the following receivables in respect of which the related Obligor is a resident of the United States or Canada (i) all Receivables in respect of any Contracts owned by AmeriCredit or any of its affiliates and (ii) all Receivables in respect of any Contracts serviced (but not owned) by AmeriCredit and any of its affiliates (excluding receivables not originated or acquired by the Custodian in the ordinary course of business).

"Material Adverse Change" means, in respect of any Person, any change having a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or other), or prospects of such Person, or the ability of such Person to carry on its business or a significant part of its business, or which would reasonably be expected to result in, or has resulted in, a material adverse effect on the ability of such Person to perform its obligations under the Credit Documents to which it is a party.

"Material Contract" means, with respect to any Person, any contract or agreement to which such Person is a party (i) involving an aggregate financial obligation on the part of such Person in excess of $1,000,000, or (ii) the breach of which by any party thereto would result in a Material Adverse Change in respect of such Person.

"Material Permit" means, with respect to any Person, any Permit the breach of which by such Person would result in a Material Adverse Change in respect of such Person.

"Maturity Date" means November 15, 2003; provided however, at least 364 days after the Closing Date but not less than 90 days prior to the aforementioned Maturity Date, the Borrower may request the Maturity Date to be extended for an additional 364 days. The Noteholders will make the determination whether to extend the Maturity Date in its sole judgment and notify the Borrower of its decision within 30 days of the request by the Borrower.

"Merrill Lynch Rating Event" shall occur whenever the senior debt obligations of Merrill Lynch & Co. shall be rated below the four highest generic grades (without regard to any pluses or minus reflecting gradations within such generic grades) by any nationally recognized statistical rating organization.

                                       10-

"Monthly Net Losses" means, for any Monthly Period, the Aggregate Outstanding Balance of all receivables included in the Managed Serviced Portfolio that are Charged-off during such Monthly Period less the aggregate amount of recoveries on all receivables included in the Managed Serviced Portfolio during such Monthly Period.

"Monthly Period" means each calendar month.

"Monthly Servicer Report" means a report of the Borrower substantially in the form attached hereto as Schedule E.

"Moody's" means Moody's Investors Service, Inc.

"Multi-Party Remittance Processing Agreement" means the Multi-Party Remittance Agreement, dated as of November 1, 2001, among the Paying Agent, the Secured Party, AmeriCredit and BankOne, NA, as processor.

"Net Spread" has the meaning attributed to such term in Section 2.6.1.

"Net Spread Deficiency" has the meaning attributed to such term in Section
2.6.2.

"Note" means the variable funding note issued by the Borrower to the Noteholders pursuant to this Agreement.

"Noteholders" means Merrill Lynch Mortgage Capital Inc., a corporation incorporated pursuant to the laws of the State of Delaware, and its successors and permitted assigns hereunder.

"Noteholders Account" has the meaning attributed to such term in Section 13.12.

"Obligations" means all obligations of the Borrower to the Noteholders, the Hedge Counterparties and/or the Secured Party under or in connection with this Agreement, the Note and all other Credit Documents, including, without limitation, all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, whenever and howsoever incurred, in any currency at any time owing by the Borrower to the Noteholders, the Hedge Counterparties and/or the Secured Party, in any currency or remaining unpaid by the Borrower to the Noteholders, the Hedge Counterparties and/or the Secured Party, under or in connection with or relating to this Agreement and all other Credit Documents, whether the same is from time to time increased, reduced and thereafter incurred again and whether arising from dealings between the Noteholders, the Hedge Counterparties and/or the Secured Party and the Borrower or from any other dealings or proceedings by which the Noteholders, the Hedge Counterparties and/or the Secured Party may be or become in any manner whatever a creditor of the Borrower, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses.

"Obligor" means, with respect to a Contract and the related Receivable, the purchaser or co-purchasers of the related Financed Vehicle and any other Person who owes payments in respect of such Contract and such Receivable; and such term has a corresponding meaning with respect to any other receivable.

                                       11-

"Organizational Documents" means, with respect to any corporation or company, its articles of incorporation, organization, formation or other similar document and its by-laws operating agreement or other similar document, all as amended, supplemented and otherwise modified from time to time.

"Outstanding Balance" means, in respect of any Receivable at any time, (i) the original principal amount owing by the related Obligor under the related Contract less all payments of principal received from time to time in respect of such Receivable up to and including such time, plus (ii) the amount of all interest which has accrued in respect thereof in accordance with such Contract but remains unpaid at such time; and such term has a corresponding meaning with respect to any other receivable.

"Owner Trust Documents" has the meaning set forth in Section 5.1(o) of this Agreement

"Paying Agent" means Bank One, NA and its successors and assigns.

"Payment Date" means (i) with respect to any Advance made on or before the twenty-fifth day of a calendar month, the tenth day of each calendar month following the calendar month during which the Drawdown Date in respect of such Advance occurred, and (ii) with respect to any Advance made after the twenty-fifth day of a calendar month, the tenth day of each calendar month following the first calendar month after the calendar month during which the Drawdown Date in respect of such Advance occurred; provided that the Payment Date in respect of the Interest Period which includes the Maturity Date shall occur on the Maturity Date.

"Pending Event of Default" means an event which, but for the requirement for the giving of notice, lapse of time, or both, or but for the satisfaction of any other condition subsequent to such event, would constitute an "Event of Default".

"Permits" means governmental licences, authorizations, consents, registrations, exemptions, permits and other approvals required by law.

"Permitted Encumbrances" means the following:

     (a)  the security granted pursuant to the Security Agreement;

     (b) in respect of any Financed Vehicle relating to any Contract forming part of the Collateral, any Encumbrance created or incurred by the related Obligor; and

     (c) such other Encumbrances as are agreed to in writing by the Noteholders prior to their creation after the date hereof.

"Person" means any individual, corporation, company, partnership, limited partnership, unincorporated association, trust, joint venture, estate or other judicial entity or any governmental body.

"Plan" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) "an employer" as defined in Section 3(5) of ERISA.

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                                       12-

"Portfolio Delinquency Ratio" means, for any Monthly Period, the ratio obtained by dividing (i) the Aggregate Outstanding Balance of all receivables included in the Managed Serviced Portfolio which are Delinquent Receivables on the last day of such Monthly Period by (ii) the Aggregate Outstanding Balance of all receivables included in the Managed Serviced Portfolio as of the close of business on the last day of such Monthly Period.

"Portfolio Extension Ratio" means, for any Monthly Period, the ratio obtained by dividing (i) the Aggregate Outstanding Balance of all receivables included in the Managed Serviced Portfolio whose payments are extended during such Monthly Period by (ii) the average Aggregate Outstanding Balance of the Managed Serviced Portfolio during such Monthly Period.

"Portfolio In Repossession Ratio" means, for any Monthly Period, the ratio obtained by dividing (i) the In Repossession amount as of the last Business Day of such Monthly Period by (ii) the Aggregate Outstanding Balance of the Managed Serviced Portfolio on the last day of such Monthly Period.

"Portfolio Net Loss Ratio" means, for any Monthly Period, the ratio obtained by dividing "A" by "B", and then multiplying the result by "C" where:

     "A" is equal to (i) the Monthly Net Losses for the Managed Serviced Portfolio which have occurred during the six Monthly Periods immediately preceding such date divided by (ii) the average Aggregate Outstanding Balance of the Managed Serviced Portfolio during such six-month period;

     "B" is equal to the actual number of days in such six-month period; and

     "C" is equal to the actual number of days in the Borrower's fiscal year in which the most recently ended Monthly Period occurred.

"Property" means, with respect to any Person, all or any portion of its undertaking, property and assets (whether real, personal, tangible or intangible).

"Receivable" means, in respect of any Contract, all amounts payable by the related Obligor, including, without limitation, all rights to payments on account of principal and interest together with all payment obligations thereunder and all moneys received thereon.

"Receivables Borrowing Base" means (a) the product of (i) the Advance Rate on such day, and (ii) the Aggregate Outstanding Balance of all Eligible Receivables forming part of the Collateral at the close of business on the Borrowing Base Determination Date, plus (b) in respect of the determination of the Receivables Borrowing Base pursuant to a Drawdown Notice, the Aggregate Outstanding Balance of all Eligible Receivables listed in the related Schedule of Contracts, minus
(c) in respect of the determination of the Receivables Borrowing Base pursuant to a Repayment Notice, the Aggregate Outstanding Balance of all Eligible Receivables listed in the related Scheduled of Removed Contracts. For greater certainty with respect to clause (a) above, Receivables which are not Eligible Receivables on the Borrowing Base Determination Date shall not be included in the calculation of the Receivables Borrowing Base.

                                       13-

"Receivable Files" has the meaning attributed to such term in the Servicing and Custodian Agreement.

"Receivables Pool" means each receivables pool supporting an asset-backed securitization sponsored by AmeriCredit on or after September 30, 1999 (excluding any receivables held as part of any warehouse arrangement).

"Reference Bank" has the meaning attributed to such term within the defined term "LIBOR".

"Regulation T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

"Related Security" shall mean, in respect of a Contract and the related
Receivable:

     (a) the interest in such Contract and the security in the related Financed Vehicle granted by the related Obligor pursuant to such Contract and any other interest in such Financed Vehicle and all benefits and entitlements thereunder;

     (b) the interest in any related Insurance Proceeds from claims on any physical damage or other insurance policies covering the related Financed Vehicle;

     (c) all securities, bills, notes, guarantees, and other documents relating to such Receivable;

     (d)  the related Receivable File;

     (e) all claims and entitlements in respect of loss or damage of the Financed Vehicle; and

     (f)  the proceeds of any and all of the foregoing.

"Repayment Notice" has the meaning attributed to such term in Section 2.5.2.

"Reportable Event" means any of the events set forth in Sections 4043(c) of ERISA, other than those events as to which the notice period is waived under Sections .21, .22, .23, .26, .27, .28 of Pension Benefit Guaranty Corporation Reg. Section 4043.

"Required Derivative Supplement Amount" has the meaning attributed to such term in Section 3.7.

"Required Reserve Fund Amount" means (i) an amount equal to 5% of the principal balance of all Eligible Receivables and (ii) upon the occurrence of a Concentration Event, an amount equal to 6% of the principal balance of all Eligible Receivables; provided however, if the weighted average age of the Eligible Receivables exceeds 180 days (measured from the date that such Eligible Receivable is transferred to the Borrower), the required percentages of (i) and
(ii) shall be increased by 2%.

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                                       14-

"Requirement of Law" means, as to any Person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign or statutory authority and applicable to or binding upon that Person, or to which that Person or any of its Property is subject and includes all Requirements of Environmental Law.

"Reserve Fund Account" means the segregated interest bearing account which, prior to the Closing Date, has been established by the Servicer in the name of the Borrower for the benefit of the Noteholders at Bank One, NA having account number 6800061701 (ABA: 044-000-037; DDA# 980218675).

"Reserve Fund Deposit Amount" means, on the date of each Advance, an amount equal to 2% of the principal balance of all Eligible Receivables that the Borrower shall deposit or cause to be deposited into the Reserve Fund Account; provided, however, that upon the occurrence of a Concentration Event the amount to be deposited into the Reserve Fund Account on the date of each Advance shall be equal to 3% of the principal balance of all Eligible Receivables.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Sale and Contribution Agreement" means the Sale and Contribution Agreement, dated November 1, 2001, between AmeriCredit and AFC, as the same may be supplemented, amended or otherwise modified from time to time and each other sale and contribution agreement executed and delivered pursuant to the terms and conditions of the Sale and Contribution Agreement.

"Schedule of Additional Contracts" has the meaning attributed to such term in
Section 2.4.2(b).

"Schedule of Contracts" has the meaning attributed to such term in Section
2.3.3.

"Schedule of Removed Contracts" has the meaning attributed to such term in
Section 2.5.3.

"Scheduled Hedge Payment" means all payments due under the Hedge Agreement.

"Secured Party" has the meaning set forth in the Security Agreement.

"Securities Account Control Agreement" means the Securities Account Control Agreement, dated as of November 1, 2001, among the Borrower, the Secured Party and Bank One, NA, as securities intermediary.

"Securitization" means the issuance and sale, upon not less than five Business Days written notice, of asset-backed securities relating to the Collateral conveyed to the Borrower and pledged to the Noteholders pursuant to the Security Agreement and the other Credit Documents.

"Securitization Assets" means, with respect to AmeriCredit Corp., the sum of the aggregate value of the following "on balance sheet" assets: (i) restricted cash deposits under Securitizations sponsored by AmeriCredit, (ii) investments in trust receivables from Securitizations sponsored by AmeriCredit, (iii) the interest-only receivables from the trusts created in connection with

                                       15-

Securitizations sponsored by AmeriCredit [and (iv) any interest rate swap assets or liabilities in connection with Securitizations sponsored by AmeriCredit].

"Security Agreement" has the meaning attributed to such term in Section
4.1.1(a).

"Seller" means AmeriCredit and/or AFC as the case may be.

"Servicer" has the meaning attributed to such term in the recitals to this Agreement.

"Servicer Termination Event" has the meaning attributed to such term in the Servicing and Custodian Agreement.

"Servicing and Custodian Agreement" has the meaning attributed to such term in the recitals to this Agreement.

"Servicing Fee" has the meaning attributed to such term in the Servicing and Custodian Agreement.

"Solvent" means, with respect to any Person, that each of the following is correct:

     (a) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

     (b) based on current expectations, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature;

     (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business; and

     (d) such Person is generally not in default as to its obligations to pay principal and interest or other payments.

"Strike Price" means the weighted average APR of all Eligible Receivables then held as Collateral less the sum of (i) the Servicing Fee and (ii) 10.00%.

 "Subsidiary" means, with respect any Person, any other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                                       16-

"Supplemental Servicing Fee" has the meaning attributed to such term in the Servicing and Custodian Agreement.

"Tangible Net Worth" means, with respect to AmeriCredit Corp., the net worth of AmeriCredit Corp., calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of AmeriCredit Corp.'s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, copyrights and service marks.

"Taxes" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions payable, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future under the laws of Canada (or any other applicable jurisdiction) or any political subdivision thereof, and "Tax" shall have a corresponding meaning.

"Trust Agreement" has the meaning attributed to such term in the recitals to this Agreement.

"Trustee" means Bankers Trust (Delaware), not in its individual capacity, but solely as trustee under the Trust Agreement, and any successor thereto.

"Trustee Fee" means the amounts set forth therefor in the AmeriCredit Automobile Receivable Trusts, Schedule of Fees, Owner Trust, dated December 12, 2000, agreed to by AmeriCredit, including the expenses of the Owner Trustee.

"UCC" or "Uniform Commercial Code" has the meaning set forth in the Security Agreement.

"U.S. Dollars" and "U.S. $" means lawful money of the United Sates of America.

"Vehicle" means a new or used passenger automobile, light-duty truck, van or minivan which has been purchased or financed by an Obligor pursuant to the provisions of a Contract.

"Wholly-Owned Subsidiary" means, in respect of any Person, a Subsidiary of such Person all of the issued and outstanding shares in the capital of which, whether voting or not, are owned by such Person or one of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

                                   SCHEDULE B

                                 DRAWDOWN NOTICE

TO:     MERRILL LYNCH MORTGAGE CAPITAL INC.
        4 World Financial Center, 22/nd/ Floor
        New York, New York
        10080

        Attention:  Mr. Jeffrey S. Cohen

FROM:   AmeriCredit ML Trust

DATE:   .., 200.

--------------------------------------------------------------------------------

1. This Drawdown Notice is delivered to you pursuant to Section 2.3.2 of the credit agreement made as of November 1, 2001 among AmeriCredit ML Trust (the "Borrower"), AmeriCredit Financial Services, Inc., AmeriCredit Funding Corp. VIII and Merrill Lynch Mortgage Capital Inc. (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). Unless the context otherwise requires, capitalized terms which are used but not defined herein shall have the respective meanings attributed to such terms in the Credit Agreement.

2.   The Borrower hereby requests an Advance as follows:

     (a)  Drawdown Date:                    ______________________

     (b)  Anticipated Advance Rate:                  .%
                                            ----------------------

     (c)  Amount of Advance:           $__________________________

     (d)  Amount to be deposited by Noteholders in the Reserve Fund Account:
          $________________________.

3. The Schedule of Contracts which relates to this Drawdown Notice is attached hereto as Appendix A.

4. The Aggregate Outstanding Balance of the Eligible Receivables identified in the attached Schedule of Contracts) is $_________________.

5. The Aggregate Outstanding Balance of the Eligible Receivables forming part of the Collateral as of close of business on the first Business Day prior to the date of this Drawdown Notice (which amount has been determined prior to the addition of the Eligible Receivables referred to in Section 4 above) is $____________________.

                                       2-

6. The aggregate outstanding Advances made by the Noteholders to the Borrower following the Advance referred to herein will not exceed the Credit Facility Limit on the above-noted Drawdown Date (which Credit Facility Limit will take into account the Aggregate Outstanding Balance of the Eligible Receivables referred to in Section 4 above).

7. The Borrower hereby certifies that all of the representations and warranties of the Borrower set forth in Section 6.1 of the Credit Agreement are true and accurate as of the date hereof, as though made on and as of the date hereof.

8. The Borrower hereby certifies that all of the covenants of the Borrower contained in the Credit Agreement, together with all of the conditions precedent to the Advance hereby requested and all other terms and conditions contained in the Credit Agreement to be complied with by the Borrower, have been fully complied with.

9. The Borrower hereby certifies that no Event of Default or Pending Event of Default has occurred and is continuing nor will any such event occur as a result of the above-noted Advance.

10. Each of AmeriCredit, AFC and the Borrower represents and warrants that there have been no changes to any of the documents delivered pursuant to
     Section 5.1(a),(b), (c), (d) and (e) of the Credit Agreement.

11. Attached is a spreadsheet file detailing the Borrower's calculation of the Borrowing Base, including loan level detail in a format previously agreed to by the Noteholders and the Borrower.

                                      AMERICREDIT ML TRUST

                                      By:  AmeriCredit Financial Services, Inc.,
                                           as attorney-in-fact


                                      By:  ____________________________________
                                            Name:
                                            Title:


                                      AMERICREDIT FINANCIAL SERVICES, INC.

                                      By:  ____________________________________
                                            Name:
                                            Title:

                                      AMERICREDIT FUNDING CORP. VIII

                                       3-

                                     By:  _____________________________________
                                           Name:
                                           Title:

                          ACKNOWLEDGEMENT OF CUSTODIAN

TO:        MERRILL LYNCH MORTGAGE CAPITAL INC.

DATE:      .., 200.

--------------------------------------------------------------------------------

     The undersigned hereby acknowledges that it has possession of all Receivable Files relating to the Contracts identified in the Schedule of Contracts attached hereto as Appendix A.

                                     AMERICREDIT FINANCIAL SERVICES, INC.

                                     By:  _____________________________________
                                           Name:
                                           Title:

                                   APPENDIX A

                              SCHEDULE OF CONTRACTS

         ------------------------------------------------------
         Loan File Fields
         ------------------------------------------------------

         ------------------------------------------------------
         Contract Number
         ------------------------------------------------------
         Obligor Name
         ------------------------------------------------------
         Amount Financed
         ------------------------------------------------------
         Original Term
         ------------------------------------------------------
         Interest Rate/APR
         ------------------------------------------------------
         Current Outstanding Balance
         ------------------------------------------------------
         Remaining Term
         ------------------------------------------------------
         Monthly Payment
         ------------------------------------------------------
         Current Days Delinquent
         ------------------------------------------------------
         VIN Number
         ------------------------------------------------------

                                   SCHEDULE C

                        SCHEDULE OF ADDITIONAL CONTRACTS

TO:    MERRILL LYNCH MORTGAGE CAPITAL INC.
       4 World Financial Center, 22/nd/ Floor
       New York, New York
       10080

       Attention: Mr. Jeffrey S. Cohen

FROM:  AMERICREDIT ML TRUST

DATE:  .., 200.

------------------- ------------------------------------------------------------

12.  This Schedule of Additional Contracts is delivered to you pursuant to
     Section 2.4.2(b) of the credit agreement made as of November 1, 2001 among AmeriCredit ML Trust (the "Borrower"), AmeriCredit Financial Services, Inc., AmeriCredit Funding Corp. VIII and Merrill Lynch Mortgage Capital Inc. (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). Unless the context otherwise requires, capitalized terms which are used but not defined herein shall have the respective meanings attributed to such terms in the Credit Agreement.

13. The Borrower wishes to include in the Collateral the Contracts and the related Receivables identified in the following table, with effect as of the date hereof:


     ------------------------------------------------
     Loan File Fields
     ------------------------------------------------

     ------------------------------------------------
     Contract Number
     ------------------------------------------------
     Obligor Name
     ------------------------------------------------
     Amount Financed
     ------------------------------------------------
     Original Term
     ------------------------------------------------
     Interest Rate/APR
     ------------------------------------------------
     Current Outstanding Balance
     ------------------------------------------------
     Remaining Term
     ------------------------------------------------
     Monthly Payment
     ------------------------------------------------
     Current Days Delinquent
     ------------------------------------------------
     VIN Number
     ------------------------------------------------


14. The Borrower hereby certifies that no Event of Default or Pending Event of Default has occurred and is continuing.

                                      AMERICREDIT ML TRUST

                                      By:  AmeriCredit Financial Services, Inc.,
                                           as attorney-in-fact


                                      By:_______________________________________
                                          Name:
                                          Title:



                       ___________________________________

                                 ACKNOWLEDGEMENT

TO:        MERRILL LYNCH MORTGAGE CAPITAL INC.

DATE:      . ., 200.
________________________________________________________________________________

         The undersigned hereby acknowledges that it has possession of all Receivable Files relating to the Contracts identified in the above table contained in this Schedule of Additional Contracts.


                                      AMERICREDIT FINANCIAL SERVICES, INC.


                                      By:_______________________________________
                                          Name:
                                          Title:

                                   SCHEDULE D

                                REPAYMENT NOTICE


TO:      MERRILL LYNCH MORTGAGE CAPITAL INC.
         4 World Financial Center, 22/nd/ Floor
         New York, New York
         10080

         Attention:  Mr. Jeffrey S. Cohen

FROM:    AMERICREDIT ML TRUST

DATE:    . ., 200.

________________________________________________________________________________

 1. This Repayment Notice is delivered to you pursuant to Section 2.5.2 of the credit agreement made as of November 1, 2001 among AmeriCredit ML Trust (the "Borrower"), AmeriCredit Financial Services, Inc., AmeriCredit Funding Corp. VIII, and Merrill Lynch Mortgage Capital Inc. (as amended supplemented, restated or replaced from time to time, the "Credit Agreement"). Unless the context otherwise requires, capitalized terms which are used but not defined herein shall have the respective meanings attributed to such terms in the Credit Agreement.

 2.   The undersigned hereby gives notice of a repayment as follows:

 (a)  Date of Repayment:   ___________________

 (b)  Amount of Repayment: $__________________


 3. The Aggregate Outstanding Balance of the Receivables identified in the Schedule of Removed Contracts attached hereto as Appendix A is $______________.

 4. The Aggregate Outstanding Balance of the Eligible Receivables forming part of the Collateral as of the close of business on the first Business Day prior to the date of this Repayment Notice (which amount includes the amount referred to in Section 3 above) is $_______________.

 5. The aggregate outstanding Advances made by the Noteholders to the Borrower following the repayment referred to herein will not exceed the Credit Facility Limit on the date of such repayment (which Credit Facility Limit will take into account the Borrowing Base as reduced by the amount which is equal to the Aggregate Outstanding Balance referred to in Section 3 immediately above multiplied by the Advance Rate).

 6. The Borrower hereby certifies that no Event of Default or Pending Event of Default has occurred and is continuing.

                                    AMERICREDIT ML TRUST


                                    By:  AmeriCredit Financial Services, Inc.
                                         as attorney-in-fact


                                    By: ________________________________________
                                         Name:
                                         Title:

                                   APPENDIX A

                          SCHEDULE OF REMOVED CONTRACTS


   ----------------------------------------------------
    Loan File Fields
   ----------------------------------------------------

   ----------------------------------------------------
    Contract Number
   ----------------------------------------------------
    Obligor Name
   ----------------------------------------------------


                    ________________________________________


                                 RELEASE AND UCC

                                [PLEASE PROVIDE]

                                   SCHEDULE E

                             MONTHLY SERVICER REPORT



See Attached

                                   SCHEDULE F

                     PERMISSIBLE CUMULATIVE NET LOSS RATIOS


For U.S. term securitizations occurring after September 30, 1999:

      --------------------------------------------------
                    A                       B
      --------------------------------------------------
        Seasoning (in completed  Permissible Cumulative
          Monthly Periods)          Net Loss Ratio
      --------------------------------------------------
                    3                     2.54%
      --------------------------------------------------
                    6                     4.24%
      --------------------------------------------------
                    9                     6.01%
      --------------------------------------------------
                   12                     7.86%
      --------------------------------------------------
                   15                     9.65%
      --------------------------------------------------
                   18                     10.53%
      --------------------------------------------------
                   21                     11.64%
      --------------------------------------------------
                   24                     12.50%
      --------------------------------------------------
                   27                     13.14%
      --------------------------------------------------
                   30                     13.61%
      --------------------------------------------------
                   33                     13.93%
      --------------------------------------------------
                   36                     14.14%
      --------------------------------------------------
               Thereafter                 14.40%
      --------------------------------------------------

                                   SCHEDULE G

                                   LITIGATION

See Attached

                                   SCHEDULE H

                              ORGANIZATIONAL CHART


See Attached

                                   SCHEDULE I

                           BORROWING BASE CERTIFICATE

TO:       MERRILL LYNCH MORTGAGE CAPITAL INC.
          4 World Financial Center, 22/nd/ Floor
          New York, New York
          10080

          Attention:  Mr. Jeffrey S. Cohen

FROM:     AMERICREDIT ML TRUST

DATE:     . ., 200.
________________________________________________________________________________

7.   This Borrowing Base Certificate is delivered to you pursuant to Section
     2.6.3 of the credit agreement made as of November 1, 2001 among AmeriCredit ML Trust (the "Borrower"), AmeriCredit Financial Services, Inc., AmeriCredit Funding Corp. VIII and Merrill Lynch Mortgage Capital Inc. (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). Unless the context otherwise requires, capitalized terms which are used but not otherwise defined herein shall have the respective meanings attributed to such terms in the Credit Agreement.

8.   The Borrower hereby certifies that, as of the date hereof:

     (a)  the representations and warranties of the Borrower set forth in
          Section 6.1A of the Credit Agreement are true and accurate as of the date hereof, as though made on and as of the date hereof;

     (b) no Event of Default or Pending Event of Default has occurred and remains outstanding;

     (c) the Aggregate Outstanding Balance of all Eligible Receivables forming part of the Collateral is: $.;

     (d)  the Advance Rate is: [___%];

     (e)  the Receivables Borrowing Base is: $.;

     (f)  the Borrowing Base is: $.; and

     (g)  the Credit Facility Limit is: $..

                                       2-

                                      AMERICREDIT ML TRUST

                                      By: AmeriCredit Financial Services, Inc.
                                          its, attorney-in-fact


                                      By: ______________________________________
                                          Name:
                                          Title:

                                   SCHEDULE J

                              ELIGIBILITY CRITERIA

The following are the eligibility criteria applicable to each Receivable on any date of determination:

     (a) the Receivable is one to which, with respect to any Receivable sold by AmeriCredit to AFC, AmeriCredit, and with respect to any Receivable sold by AmeriCredit or AFC to the Borrower, AmeriCredit or AFC, as the case may be, has good and marketable title, free and clear of all Encumbrances and adverse claims, and in respect of which the related Financed Vehicle is, to the best of AmeriCredit's or AFC's knowledge, as the case may be, free of any Encumbrances and adverse claims, and in respect of which the related Contract contains customary and enforceable provisions such that the rights and remedies of AmeriCredit and/or AFC, as the case may be, thereunder are adequate for the realization against the related Obligor and the related Financed Vehicle of the benefits of the security provided thereby;

     (b) the related Contract grants to AmeriCredit a first priority security interest in the related Financed Vehicle and the income and proceeds therefrom, which has been perfected pursuant to the applicable version of the UCC;

     (c) the Receivable is one in respect of which the related Financed Vehicle has been registered pursuant to the applicable motor vehicle registration laws in the name of the related Obligor in a state of the United States and is used primarily in the United States and exclusively in North America;

     (d) the Receivable is one in respect of which the related Obligor is resident in the United States, is recorded in AmeriCredit or its affiliates records as having a U.S. billing address, is a natural person, is not an affiliate of AmeriCredit or its affiliates, and is not a government or a governmental subdivision or agency or any other governmental entity;

     (e) the Receivable is not one in respect of which $30 or more of any scheduled payment is more than thirty (30) days past due, and is not a Defaulted Receivable;

     (f) the Receivable is one in respect of which the related Contract provides for (i) level monthly payments (provided that the payment in respect of the first or last month in the term of such Contract may be minimally different from such level payment) that fully amortize the related Amount Financed over the original term of such Contract, and
          (ii) the payment of interest by the related Obligor at the related
          APR;

     (g) the Receivable is one in respect of which the related Contract provides for the calculation of interest payable thereunder under the simple interest method or the sum of periodic time balance method;

                                       2-

     (h) no Contract may provide for more than an original number of 72 monthly payments;

     (i) the Receivable is one in respect of which the Receivable is denominated and payable only in U.S. dollars;

     (j) the Receivable and the related Contract are in full force and effect and constitute legal, valid and binding obligations of the related Obligor, enforceable against such Obligor in accordance with their terms, and such Contract is the complete, accurate and entire financing agreement with such Obligor relating to the Financed Vehicle, and such Receivable and such Contract are not subject to any litigation, dispute, offset, counterclaim or other defence;

     (k) the Receivable and the related Contract have not been extended, waived or modified except in accordance with the Credit and Collection Policy, provided that the Noteholders shall have been informed of any changes to the Credit and Collection Policy and shall not have declared any Receivable originated or modified under such revised Credit and Collection Policy ineligible;

     (l) the Receivable and the related Contract do not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, consumer protection and privacy);

     (m) the Receivable and the related Contract satisfy all applicable requirements of the Credit and Collection Policy and such Contract is identified on the Receivables Files, Collection Records, Records and all other servicing records of AmeriCredit as an automobile conditional sale agreement and such Contract is assignable without the consent of, or notice to, the related Obligor or any other Person, and such Contract does not contain a confidentiality provision that purports to restrict the ability of the Noteholders to exercise its rights under this Agreement or any other Credit Document, including, without limitation, the Noteholders right to review the Contract, and such Contract is one in respect of which the related dealer and AmeriCredit have each performed all obligations required to be performed by them thereunder, and such Contract is one in respect of which delivery of the related Financed Vehicle to the related Obligor has occurred;

     (n) the Receivable is not one in respect of which AmeriCredit or any affiliate thereof has advanced any funds to or for the benefit of the related Obligor in order to make such Receivable an Eligible Receivable;

     (o) the related Obligor has been directed to make all payments to the Lock Box Account (or such other account as may be agreed to by the Noteholders in writing after the date hereof) and the Secured Party has "control" (as defined in the applicable version of the UCC) of such Lock Box;

                                       3-

     (p) the Receivable is one in respect of which there is only one original fully-executed Contract which constitutes chattel paper or an instrument (each as defined in the applicable version of the UCC);

     (q) the Receivable is not one in respect of which the Amount Financed exceeds $60,000, or which causes the Aggregate Outstanding Balance of all Receivables forming part of the Collateral which have an Amount Financed greater than $60,000;

     (r) the Receivable is one in respect of which the APR is not less than 8.0%;

     (s) the related Contract provides that any prepayment in full of such Receivable fully pays all remaining principal and all interest due at the applicable APR as of the date of prepayment;

     (t) the related Contract requires the related Obligor at origination to obtain and maintain insurance on the related Financed Vehicle pursuant to an individual physical damage insurance policy which names the Custodian as the loss payee;

     (u) the related Contract provides for enforcement of the Encumbrance created thereby or the clear legal right of repossession, as applicable, in respect of the related Financed Vehicle, and the certificate of title in respect of such Financed Vehicle names the Borrower as the secured party in the applicable jurisdiction; and

     (v) the related Receivable File has not been documented solely in electronic format.

                                   SCHEDULE K

                        SUMMARY OF AGREED UPON PROCEDURES

                          Form of Variable Funding Note
                          -----------------------------

                                                                      SCHEDULE L

                                     FORM OF
                              VARIABLE FUNDING NOTE

Up to $500,000,000                                            New York, New York
                                                             _____________, 2001



          FOR VALUE RECEIVED, the undersigned, AMERICREDIT ML TRUST, a Delaware business trust (the "Borrower"), for value received, hereby unconditionally
                     --------
promises to pay to the order of MERRILL LYNCH MORTGAGE CAPITAL INC. ("Noteholder"), on the date specified in Section 2.9 of the Credit Agreement (as hereinafter defined), in lawful money of the United States of America and in immediately available funds, the principal amount of Five Hundred Million Dollars ($500,000,000), or, if less, the aggregate unpaid principal amount of all Advances made by the Noteholders to the Borrower pursuant to the Credit Agreement and the Security Agreement and to pay interest (including any overdue interest) at such office, in like money, from the date hereof on the unpaid principal amount of such Advances from time to time outstanding at the rates and on the dates specified in the Credit Agreement and the Security Agreement.

          The Noteholder shall make notations in its books and records regarding the date, amount and maturity of each Advance made by the Noteholder and the amount of each repayment or prepayment of principal and payment of interest made by the Borrower with respect to such Advance. The Noteholder is irrevocably authorized by the Borrower to endorse its respective Note and such Noteholder's record shall be conclusive absent manifest error; provided, however, that the failure of a Noteholder to make, or an error in making, such a notation with respect to any Advance shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Note.

          This Variable Funding Note is the Note referred to in the Credit Agreement, dated as of November 1, 2001 (as amended, supplemented, or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among
                                               ----------------
the Borrower, AmeriCredit Financial Services, Inc., Merrill Lynch Mortgage Capital Inc., AmeriCredit Funding Corp. VIII, Bank One, NA, and AmeriCredit Corp., and is entitled to the benefits thereof. Capitalized terms used herein and not defined herein have the meanings given them in the Credit Agreement.

          Payments on this Variable Funding Note shall be applied in the manner set forth in the Credit Agreement. This Variable Funding Note is subject to optional and mandatory prepayment as provided in the Credit Agreement and the Security Agreement.

          Upon the occurrence of an Event of Default, the Noteholder and the Secured Party shall have all of the remedies specified in the Credit Agreement and the Security Agreement and all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of

                                       2-

the Majority Holders, be immediately due and payable pursuant to the Credit Agreement. The Borrower hereby waives diligence, presentment, demand, protest, and all notices of any kind and, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demands hereunder.

          THIS VARIABLE FUNDING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF PRINCIPLES, EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                            [signature page follows]

          IN WITNESS WHEREOF, Borrower has caused this Variable Funding Note to be duly executed and delivered by its duly authorized officer, as of the date and place first written above.

                                       AMERICREDIT ML TRUST

                                       By:  BANKERS TRUST (DELAWARE),
                                            not in its individual capacity but
                                            solely as Trustee

                                       By:  _________________________________
                                            Name:
                                            Title